                                                                      EXHIBIT 99

 [LOGO]



                               December 31, 2000

                         Audited Financial Statements
                                  (Restated)

                               TABLE OF CONTENTS

                                                                                       Page No.

Report of Independent Auditors........................................................      2

Consolidated Statements of Condition at December 31, 2000 and December 31, 1999.......      3

Consolidated Statements of Income for the Years Ended December 31, 2000,
  December 31, 1999 and December 31, 1998.............................................      4

Consolidated Statements of Shareholders' Equity for the Years Ended December 31, 2000,
  December 31, 1999 and December 31, 1998.............................................      5

Consolidated Statements of Cash Flows for the Years Ended December 31, 2000,
  December 31, 1999 and December 31, 1998.............................................      6

Notes to Consolidated Financial Statements............................................   7-27

REPORT OF INDEPENDENT AUDITORS

--------------------------------------------------------------------------------

The Board of Directors
Wachovia Corporation

We have audited the accompanying consolidated statements of condition of Wachovia Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wachovia Corporation and subsidiaries at December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

As discussed in Note A to the consolidated financial statements, the accompanying consolidated financial statements have been restated.

/s/ ERNST + YOUNG LLP
Greensboro, North Carolina
   January 17, 2001, except for Note A as to which the date is August 24, 2001

CONSOLIDATED STATEMENTS OF CONDITION

--------------------------------------------------------------------------------
($ in thousands)
                                           WACHOVIA CORPORATION AND SUBSIDIARIES



                                                                                      DECEMBER 31      DECEMBER 31
                                                                                             2000         1999
                                                                                      -----------      -----------
ASSETS
Cash and due from banks.............................................................. $ 3,686,871      $ 3,437,082
Interest-bearing bank balances.......................................................     137,504          174,904
Federal funds sold and securities purchased under resale agreements..................     788,618          761,962
Trading account assets...............................................................     960,838          870,304
Securities available-for-sale........................................................   7,487,696        7,095,790
Securities held-to-maturity (fair value of $1,052,535 in 2000 and $1,061,150 in 1999)   1,023,750        1,048,724
Loans, net of unearned income........................................................  50,567,502       44,933,990
Less allowance for loan losses.......................................................     667,654          436,680
                                                                                      -----------      -----------
    Net loans........................................................................  49,899,848       44,497,310
Premises and equipment...............................................................     903,411          944,844
Due from customers on acceptances....................................................      82,008          111,684
Goodwill and other intangible assets.................................................   1,024,766          903,205
Investment in discontinued operations................................................     392,469          320,485
Other assets.........................................................................   3,223,349        2,746,612
                                                                                      -----------      -----------
    Total assets.....................................................................  $    69,611,128 $62,912,906
                                                                                      ===========      ===========
LIABILITIES
Deposits in domestic offices:
  Demand............................................................................. $ 9,180,330      $ 8,730,673
  Interest-bearing demand............................................................   5,116,571        4,527,711
  Savings and money market savings...................................................  12,902,336       13,760,479
  Savings certificates...............................................................   9,534,778        8,701,074
  Large denomination certificates....................................................   3,673,219        3,154,754
                                                                                      -----------      -----------
    Total deposits in domestic offices...............................................  40,407,234       38,874,691
Interest-bearing deposits in foreign offices.........................................   4,004,948        2,911,727
                                                                                      -----------      -----------
    Total deposits...................................................................  44,412,182       41,786,418
Federal funds purchased and securities sold under repurchase agreements..............   6,753,164        5,372,493
Commercial paper.....................................................................   1,855,923        1,658,988
Other short-term borrowed funds......................................................   1,253,058        3,071,493
Short-term borrowed funds assigned to discontinued operations........................  (3,055,119)      (3,089,100)
Long-term debt.......................................................................  10,808,218        7,814,263
Long-term debt assigned to discontinued operations...................................  (1,309,337)      (1,323,900)
Acceptances outstanding..............................................................      82,008          111,684
Other liabilities....................................................................   2,526,492        1,852,110
                                                                                      -----------      -----------
    Total liabilities................................................................  63,326,589       57,254,449
Off-balance sheet items, commitments and contingent liabilities
SHAREHOLDERS' EQUITY
Preferred stock, par value $5 per share:
  Authorized 50,000,000 shares; none outstanding.....................................          --               --
Common stock, par value $5 per share:
  Authorized 1,000,000,000 shares; issued and outstanding 203,423,606 shares
   in 2000 and 201,812,295 shares in 1999............................................   1,017,118        1,009,061
Capital surplus......................................................................     731,162          598,149
Retained earnings....................................................................   4,505,947        4,125,524
Accumulated other comprehensive income (loss)........................................      30,312          (74,277)
                                                                                      -----------      -----------
    Total shareholders' equity.......................................................   6,284,539        5,658,457
                                                                                      -----------      -----------
    Total liabilities and shareholders' equity....................................... $69,611,128      $62,912,906
                                                                                      ===========      ===========

See notes to consolidated financial statements

CONSOLIDATED STATEMENTS OF INCOME

--------------------------------------------------------------------------------
($ in thousands, except per share)
                                           WACHOVIA CORPORATION AND SUBSIDIARIES


                                                                         YEAR ENDED DECEMBER 31
                                                                    ---------------------------------
                                                                          2000     1999       1998
                                                                    ----------  ---------- ----------
INTEREST INCOME
Loans, including fees.............................................. $4,084,512  $3,327,407 $3,111,276
Securities available-for-sale......................................    460,486     504,470    597,557
Securities held-to-maturity:
  State and municipal..............................................     15,124      11,673     15,044
  Other investments................................................     60,654      79,919     95,952
Interest-bearing bank balances.....................................      4,612       6,833     11,055
Federal funds sold and securities purchased under resale agreements     30,892      30,696     25,803
Trading account assets.............................................     42,934      32,131     44,497
                                                                    ----------  ---------- ----------
  Total interest income............................................  4,699,214   3,993,129  3,901,184

INTEREST EXPENSE
Deposits:
  Domestic offices.................................................  1,417,160   1,156,113  1,224,046
  Foreign offices..................................................    239,003     109,082    135,659
                                                                    ----------  ---------- ----------
    Total interest on deposits.....................................  1,656,163   1,265,195  1,359,705
Short-term borrowed funds..........................................    367,616     297,548    371,699
Long-term debt.....................................................    525,474     391,910    291,780
                                                                    ----------  ---------- ----------
    Total interest expense.........................................  2,549,253   1,954,653  2,023,184

NET INTEREST INCOME................................................  2,149,961   2,038,476  1,878,000
Provision for loan losses..........................................    390,231      95,381     46,100
                                                                    ----------  ---------- ----------
Net interest income after provision for loan losses................  1,759,730   1,943,095  1,831,900

OTHER INCOME
Service charges on deposit accounts................................    418,611     369,646    334,980
Fees for trust services............................................    219,476     216,392    199,949
Investment fees....................................................    334,795     235,350     61,556
Capital markets income.............................................    170,007     170,771    130,083
Electronic banking.................................................    102,832      88,626     74,257
Mortgage fees......................................................     25,377      33,213     44,929
Other operating income.............................................    299,713     213,823    201,612
                                                                    ----------  ---------- ----------
    Total other operating revenue..................................  1,570,811   1,327,821  1,047,366
Securities (losses) gains..........................................       (417)     10,894     20,442
                                                                    ----------  ---------- ----------
    Total other income.............................................  1,570,394   1,338,715  1,067,808

OTHER EXPENSE
Salaries...........................................................  1,041,147     980,804    837,350
Employee benefits..................................................    203,656     191,999    173,549
                                                                    ----------  ---------- ----------
    Total personnel expense........................................  1,244,803   1,172,803  1,010,899
Net occupancy expense..............................................    155,105     146,740    134,531
Equipment expense..................................................    183,572     193,690    148,308
Merger-related charges.............................................     28,958      19,309     85,312
Litigation settlement charge.......................................     20,000          --         --
Restructuring charge...............................................    107,487          --         --
Other operating expense............................................    585,175     534,560    441,081
                                                                    ----------  ---------- ----------
    Total other expense............................................  2,325,100   2,067,102  1,820,131
Income from continuing operations before income tax expense........  1,005,024   1,214,708  1,079,577
Income tax expense.................................................    342,001     408,464    345,464
                                                                    ----------  ---------- ----------
Income from continuing operations..................................    663,023     806,244    734,113
Income from discontinued operations, net of income tax expense.....    169,285     204,977    140,057
                                                                    ----------  ---------- ----------

NET INCOME......................................................... $  832,308  $1,011,221 $  874,170
                                                                    ==========  ========== ==========
Income from continuing operations per common share:
  Basic............................................................ $     3.27  $     3.98 $     3.58
  Diluted.......................................................... $     3.24  $     3.91 $     3.51
Net income per common share:.......................................
  Basic............................................................ $     4.10  $     4.99 $     4.26
  Diluted.......................................................... $     4.07  $     4.90 $     4.18
Average shares outstanding:
  Basic............................................................    202,989     202,795    205,058
  Diluted..........................................................    204,450     206,192    209,153

See notes to consolidated financial statements

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

--------------------------------------------------------------------------------
($ in thousands, except per share)
                                           WACHOVIA CORPORATION AND SUBSIDIARIES

                                                                                                                  ACCUMULATED
                                                                      COMMON STOCK                                      OTHER
-                                                               -----------------------    CAPITAL    RETAINED  COMPREHENSIVE
                                                                     SHARES      AMOUNT    SURPLUS    EARNINGS  INCOME (LOSS)
-                                                               -----------  ----------  ---------  ----------  -------------
YEAR ENDED DECEMBER 31, 1998
Balance at beginning of year................................... 205,926,632  $1,029,633  $ 974,803  $3,098,767    $  71,098
Comprehensive income:
  Net income...................................................                                        874,170
  Other comprehensive income:
   Unrealized holding gains on securities available-for-sale
    (net of tax expense of $16,233)............................                                                      23,802
   Less reclassification adjustment for gains realized in net
    income (net of tax expense of $7,982)......................                                                     (12,460)
                                                                                                    ----------    ---------
    Comprehensive income.......................................                                        874,170       11,342
Cash dividends declared -- $1.86 a share.......................                                       (381,798)
Common stock issued pursuant to:
  Stock option and employee benefit plans......................   2,211,599      11,058    102,540
  Dividend reinvestment plan...................................     301,992       1,510     22,885
  Acquisitions.................................................   1,127,723       5,639     77,674
Common stock acquired..........................................  (6,581,846)    (32,909)  (508,093)
Miscellaneous..................................................                               (565)    (19,522)
                                                                -----------  ----------  ---------  ----------    ---------
Balance at end of year......................................... 202,986,100  $1,014,931  $ 669,244  $3,571,617    $  82,440
                                                                ===========  ==========  =========  ==========    =========
YEAR ENDED DECEMBER 31, 1999
Balance at beginning of year................................... 202,986,100  $1,014,931  $ 669,244  $3,571,617    $  82,440
Comprehensive income:
  Net income...................................................                                      1,011,221
  Other comprehensive loss:
   Unrealized holding losses on securities available-for-sale
    (net of tax benefit of $92,356)............................                                                    (149,636)
   Less reclassification adjustment for gains realized in net
    income (net of tax expense of $3,813)......................                                                      (7,081)
                                                                                                    ----------    ---------
    Comprehensive income.......................................                                      1,011,221     (156,717)
Cash dividends declared -- $2.06 a share.......................                                       (418,447)
Common stock issued pursuant to:
  Stock option and employee benefit plans......................   1,252,596       6,263    111,308
  Dividend reinvestment plan...................................     282,947       1,414     21,692
  Acquisitions.................................................   4,801,987      24,010    399,059
  Note conversions.............................................       3,065          15        235
Common stock acquired..........................................  (7,514,400)    (37,572)  (603,357)
Miscellaneous..................................................                                (32)    (38,867)
                                                                -----------  ----------  ---------  ----------    ---------
Balance at end of year......................................... 201,812,295  $1,009,061  $ 598,149  $4,125,524    $ (74,277)
                                                                ===========  ==========  =========  ==========    =========
YEAR ENDED DECEMBER 31, 2000
Balance at beginning of year................................... 201,812,295  $1,009,061  $ 598,149  $4,125,524    $ (74,277)
Comprehensive income:
  Net income...................................................                                        832,308
  Other comprehensive income:
   Unrealized holding gains on securities available-for-sale
    (net of tax expense of $64,352)............................                                                     104,318
   Add reclassification adjustment for losses realized in net
    income (net of tax benefit of $146)........................                                                         271
                                                                                                    ----------    ---------
    Comprehensive income.......................................                                        832,308      104,589
Cash dividends declared -- $2.28 a share.......................                                       (463,018)
Common stock issued pursuant to:
  Stock option and employee benefit plans......................   1,078,507       5,392     58,310
  Dividend reinvestment plan...................................     393,346       1,967     20,864
  Acquisitions.................................................   2,254,947      11,275    167,673
Common stock acquired..........................................  (2,115,489)    (10,577)  (113,834)
Miscellaneous..................................................                                         11,133
                                                                -----------  ---------   --------   ---------     ---------
Balance at end of year......................................... 203,423,606  $1,017,118  $ 731,162  $4,505,947    $  30,312
                                                                ===========  =========   ========   =========     =========


-
                                                                     TOTAL
-                                                               ----------
YEAR ENDED DECEMBER 31, 1998
Balance at beginning of year................................... $5,174,301
Comprehensive income:
  Net income...................................................    874,170
  Other comprehensive income:
   Unrealized holding gains on securities available-for-sale
    (net of tax expense of $16,233)............................     23,802
   Less reclassification adjustment for gains realized in net
    income (net of tax expense of $7,982)......................    (12,460)
                                                                ----------
    Comprehensive income.......................................    885,512
Cash dividends declared -- $1.86 a share.......................   (381,798)
Common stock issued pursuant to:
  Stock option and employee benefit plans......................    113,598
  Dividend reinvestment plan...................................     24,395
  Acquisitions.................................................     83,313
Common stock acquired..........................................   (541,002)
Miscellaneous..................................................    (20,087)
                                                                ----------
Balance at end of year......................................... $5,338,232
                                                                ==========
YEAR ENDED DECEMBER 31, 1999
Balance at beginning of year................................... $5,338,232
Comprehensive income:
  Net income...................................................  1,011,221
  Other comprehensive loss:
   Unrealized holding losses on securities available-for-sale
    (net of tax benefit of $92,356)............................   (149,636)
   Less reclassification adjustment for gains realized in net
    income (net of tax expense of $3,813)......................     (7,081)
                                                                ----------
    Comprehensive income.......................................    854,504
Cash dividends declared -- $2.06 a share.......................   (418,447)
Common stock issued pursuant to:
  Stock option and employee benefit plans......................    117,571
  Dividend reinvestment plan...................................     23,106
  Acquisitions.................................................    423,069
  Note conversions.............................................        250
Common stock acquired..........................................   (640,929)
Miscellaneous..................................................    (38,899)
                                                                ----------
Balance at end of year......................................... $5,658,457
                                                                ==========
YEAR ENDED DECEMBER 31, 2000
Balance at beginning of year................................... $5,658,457
Comprehensive income:
  Net income...................................................    832,308
  Other comprehensive income:
   Unrealized holding gains on securities available-for-sale
    (net of tax expense of $64,352)............................    104,318
   Add reclassification adjustment for losses realized in net
    income (net of tax benefit of $146)........................        271
                                                                ----------
    Comprehensive income.......................................    936,897
Cash dividends declared -- $2.28 a share.......................   (463,018)
Common stock issued pursuant to:
  Stock option and employee benefit plans......................     63,702
  Dividend reinvestment plan...................................     22,831
  Acquisitions.................................................    178,948
Common stock acquired..........................................   (124,411)
Miscellaneous..................................................     11,133
                                                                ----------
Balance at end of year......................................... $6,284,539
                                                                ==========

See notes to consolidated financial statements

CONSOLIDATED STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------
($ in thousands)
                                           WACHOVIA CORPORATION AND SUBSIDIARIES

                                                                                     YEAR ENDED DECEMBER 31
-                                                                            -------------------------------------
                                                                                    2000     1999         1998
-                                                                            -----------  -----------  -----------
OPERATING ACTIVITIES
Net income.................................................................. $   832,308  $ 1,011,221  $   874,170
Income from discontinued operations.........................................     169,285      204,977      140,057
                                                                             -----------  -----------  -----------
Income from continuing operations...........................................     663,023      806,244      734,113
Adjustments to reconcile income from continuing operations to net cash provided by continuing operations:
  Provision for loan losses.................................................     390,231       95,381       46,100
  Depreciation and amortization.............................................     255,262      236,310      149,468
  Deferred income taxes.....................................................     239,947      366,514      261,781
  Securities losses (gains).................................................         417      (10,894)     (20,442)
  Gain on sale of noninterest-earning assets................................      (6,364)     (13,485)      (7,421)
  Increase in accrued income taxes..........................................       2,187       26,459      224,609
  (Increase) decrease in accrued interest receivable........................     (94,083)     (25,158)      40,246
  Increase (decrease) in accrued interest payable...........................     134,533       11,578      (26,107)
  Net change in other accrued and deferred income and expense...............     120,851     (163,073)     (60,053)
  Net trading account activities............................................     (90,534)     (91,125)     334,310
  Net loans held for resale.................................................     (74,432)     250,632     (184,571)
  Gain from branch sales....................................................     (41,618)      (7,554)     (17,155)
                                                                             -----------  -----------  -----------
    Net cash provided by operating activities...............................   1,499,420    1,481,829    1,474,878
INVESTING ACTIVITIES
Net decrease (increase) in interest-bearing bank balances...................      39,006      (64,701)      22,208
Net (increase) decrease in federal funds sold and securities purchased under
  resale agreements.........................................................      (8,339)     (40,361)     947,064
Purchases of securities available-for-sale..................................  (1,488,647)  (2,222,574)  (3,106,977)
Purchases of securities held-to-maturity....................................    (140,324)     (95,531)    (394,956)
Sales of securities available-for-sale......................................     482,692      366,714      590,447
Calls, maturities and prepayments of securities available-for-sale..........     854,051    2,525,569    3,564,575
Calls, maturities and prepayments of securities held-to-maturity............     189,461      431,963      532,922
Net increase in loans made to customers.....................................  (5,319,510)  (5,186,616)  (1,323,153)
Capital expenditures........................................................    (114,023)    (210,085)    (255,527)
Proceeds from sales of premises and equipment...............................      16,998       27,154       38,959
Net increase in other assets................................................    (317,553)    (256,783)    (331,936)
Business combinations.......................................................     (23,748)     (11,123)      16,108
Branch sales................................................................    (378,559)    (114,761)    (111,901)
                                                                             -----------  -----------  -----------
    Net cash (used) provided by investing activities........................  (6,208,495)  (4,851,135)     187,833
FINANCING ACTIVITIES
Net increase in demand, savings and money market accounts...................     377,471      757,675    1,584,124
Net increase (decrease) in certificates of deposit..........................   2,173,930      163,578   (3,192,149)
Net increase (decrease) in federal funds purchased and securities sold under
 repurchase agreements......................................................   1,376,791     (151,068)  (2,870,049)
Net increase in commercial paper............................................     196,935      299,606      325,358
Net (decrease) increase in other short-term borrowings......................  (1,818,435)   1,125,558    1,159,388
Proceeds from issuance of long-term debt....................................   3,893,075    1,588,733    2,684,679
Maturities and repayments of long-term debt.................................    (915,267)  (1,410,819)  (1,028,772)
Common stock issued.........................................................      40,465       59,478       80,375
Dividend payments...........................................................    (463,018)    (418,447)    (381,798)
Common stock repurchased....................................................    (116,086)    (634,623)    (531,122)
Net increase in other liabilities...........................................      71,076      138,805       78,624
                                                                             -----------  -----------  -----------
    Net cash provided (used) by financing activities........................   4,816,937    1,518,476   (2,091,342)
    Net cash provided (used) by discontinued operations.....................     141,927    1,532,170      (12,829)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............................     249,789     (318,660)    (441,460)
Cash and cash equivalents at beginning of year..............................   3,437,082    3,755,742    4,197,202
                                                                             -----------  -----------  -----------
Cash and cash equivalents at end of period.................................. $ 3,686,871  $ 3,437,082  $ 3,755,742
                                                                             ===========  ===========  ===========
SUPPLEMENTAL DISCLOSURES
Interest paid............................................................... $ 2,695,100  $ 2,185,156  $ 2,340,320
Income taxes paid...........................................................     204,811      119,959      159,500

See notes to consolidated financial statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
$ in thousands
                                           WACHOVIA CORPORATION AND SUBSIDIARIES

Note A -- Restatement
On July 27, 2001, the Corporation completed the sale of its consumer credit card business. The accompanying financial statements and footnotes have been restated to present the consumer credit card business as discontinued operations for all periods presented. Additional information about the discontinued consumer credit card business is included in Note C -- Discontinued Operations to the consolidated financial statements.

NOTE B -- ACCOUNTING POLICIES
Nature of Operations -- The Corporation is a southeastern interstate financial holding company maintaining dual headquarters in Atlanta, Georgia, and Winston-Salem, North Carolina. The Corporation's principal banking subsidiary is Wachovia Bank, N.A., which maintains operations in Florida, Georgia, North Carolina, South Carolina and Virginia. Brokerage and investment underwriting services are provided through Wachovia Securities, Inc. In addition to general commercial banking, the Corporation and its subsidiaries are engaged in trust and investment management, residential mortgage origination, leasing, foreign exchange, corporate finance and other money market services.

Principles of Consolidation -- The consolidated financial statements include the accounts of Wachovia Corporation and its subsidiaries after elimination of all material intercompany balances and transactions.

Business Combinations -- In business combinations accounted for as poolings-of-interests, the financial position and results of operations and cash flows of the respective companies are restated as though the companies were combined for all historical periods.

In business combinations accounted for using the purchase method of accounting, the net assets of the companies acquired are recorded at their fair values at the date of acquisition. Goodwill is amortized on a straight-line basis over the estimated periods benefited. Identifiable intangibles, including deposit base intangibles, are amortized on an accelerated or straight-line basis over the estimated periods benefited. The results of operations of the acquired companies are included since the date of acquisition.

Use of Estimates -- The financial statements are prepared in accordance with generally accepted accounting principles which require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Due From Banks -- The Corporation considers cash and due from banks, all of which are maintained in financial institutions, as cash and cash equivalents for purposes of the Consolidated Statements of Cash Flows.

Trading Instruments -- The Corporation maintains trading positions in both derivative and nonderivative (or cash) financial instruments. Trading cash instruments are held for distribution through retail sales or in anticipation of market movements and are carried at fair value. Gains and losses, both realized and unrealized, are included in capital markets income. Interest revenue arising from cash financial instruments is included in interest income-trading account assets.
Trading cash instruments are comprised primarily of securities backed by the U.S. Treasury and various federal agencies and state and local governmental bodies.

Trading derivative financial instruments are customer oriented, and trading positions are established as necessary to accommodate customers' requirements. Gains and losses from trading derivatives and foreign exchange activities are included in capital markets income.

Securities Held-to-Maturity and Available-for-Sale -- Management determines the appropriate classification of debt securities at the time of purchase. Debt securities are classified as held-to-maturity when the Corporation has the positive intent and ability to hold the securities to maturity.
Held-to-maturity securities are stated at amortized cost.

Debt securities not classified as held-to-maturity or trading and marketable equity securities are classified as available-for-sale and are stated at fair value. Unrealized gains and losses, net of tax, on available-for-sale securities are included in accumulated other comprehensive income -- a separate component of shareholders' equity.

The amortized cost of debt securities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Such amortization is included in interest income from securities. The specific identification method is used to determine realized gains and losses on sales of securities, which are reported as securities gains and losses.

Securities Purchased and Sold Agreements -- Securities purchased under resale agreements and securities sold under repurchase agreements are generally accounted for as collateralized financing transactions. They are recorded at the current fair value of the securities plus accrued interest. It is the Corporation's policy to take possession of securities purchased under resale agreements, which are primarily U.S. Government and Government agency securities. The current fair value of these securities is monitored, and additional securities are obtained when deemed appropriate. The Corporation also monitors its exposure with respect to securities sold under repurchase agreements and a request to the lender for additional money is made when necessary.

Risk Management Instruments -- Interest rate swaps and options (caps and floors) are used as part of the Corporation's overall interest rate risk management and are designated as hedges of interest-bearing assets, liabilities, firm commitments and anticipated transactions. These derivatives modify the interest rate characteristics of specified financial instruments. Amounts receivable or payable under interest rate swap and option agreements are recognized in net interest income. Derivative instruments not qualifying as end-user positions are treated as trading positions and marked-to-

--------------------------------------------------------------------------------
$ in thousands
                                           WACHOVIA CORPORATION AND SUBSIDIARIES

NOTE B -- ACCOUNTING POLICIES -- CONTINUED

market. To qualify as a hedge, the swap or option must be designated and documented as a hedge and be effective in reducing the market risk associated with the existing asset, liability, firm commitment or identified anticipated transaction which is probable to occur. Effectiveness of the hedge is evaluated on an initial and ongoing basis using statistical calculations of correlation. Gains and losses on risk management derivatives that are terminated early are deferred and amortized to net interest income over the remaining period originally covered by the instrument. If the underlying designated item is no longer held, or if an anticipated transaction is no longer likely to occur, any previously unrecognized gain or loss on the derivative contract is recognized in earnings and the contract is subsequently accounted for at fair value.

Loans and Allowance for Loan Losses -- Loans are carried at their principal amount outstanding net of unearned income, including net deferred loan fees and costs, except for loans held for resale which are carried at the lower of cost or market. The Corporation defers certain nonrefundable loan origination and commitment fees and the direct costs of originating or acquiring loans. Interest on loans is accrued and recorded as interest income based upon the principal amount outstanding. Except for revolving credit loans, the recognition of interest income is discontinued when a loan becomes 90 days past due as to principal and interest or when, in management's judgment, the principal or interest will not be collectible in the normal course of business. When interest accruals are discontinued, the balance of accrued interest is reversed. Management may elect to continue the accrual of interest when the estimated net realizable value of collateral is sufficient to cover the principal balance and accrued interest and the loan is in the process of collection. Interest is accrued on revolving credit loans until payments become 180 days past due, at which time the outstanding principal balance and accrued unpaid interest is charged off. For installment loans and other closed-end consumer loans, the accrual of interest is discontinued when the loan becomes 120 days past due, at which time the outstanding principal and unpaid interest is charged off. The Corporation records a charge-off for commercial loans and commercial real estate loans when available information confirms that specific loans, or portions thereof, are uncollectible.

The Corporation applies Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies" (FASB 5), and Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (FASB
114), in determining the balance of the allowance for loan losses and the amount of impaired loans. The allowance is maintained at a level believed to be adequate by management to absorb probable losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current domestic and international economic conditions, volume and composition of the loan portfolio and other risks inherent in the portfolio. The method used to determine the amount of loss inherent in the loan portfolio and thereby assess the adequacy of the recorded balance of the allowance for loan losses involves identifying portfolios of loans with similar characteristics for which estimates of inherent future probable losses can be made. The estimates are based on historical loss factors as adjusted for current business and economic conditions. The loss factors are applied to the respective portfolios in order to determine the overall allowance adequacy.

Loan Securitization -- Loan securitization involves the sale, generally to a trust, of a pool of loan receivables. The Corporation continues to own the accounts that generate the loan receivables. In securitization transactions, the Corporation retains interest-only strips, servicing rights, and in some cases a cash reserve account, all of which are retained interests in the securitized receivables. Gain or loss on sale of the receivables depends in part on the previous carrying amount of the financial assets involved in the transfer, allocated between the assets sold and the retained interests based on their relative fair value at the date of transfer. The fair value of retained interests is obtained from market prices if available, or estimates of fair value based on the present value of estimated future expected cash flows.

Premises and Equipment -- Premises, equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the life of the leasehold asset or the lease term.

Internal Use Software -- The Corporation relies on company personnel and independent contractors to plan, develop, install, customize and enhance computer systems applications that support corporate and administrative operations. Software development costs, such as those related to program coding, testing, configuration and installation, are capitalized and are amortized on a straight-line basis over the expected useful life. All other costs incurred related to planning and post-development phases of an internal software project are expensed as incurred.

Impairment of Long-Lived Assets -- Impairment losses on long-lived assets to be held and used are recognized whenever events or changes in circumstances result in the carrying value of the assets exceeding the sum of the expected future cash flows. The measurement of the impairment losses recognized is based on the difference between the fair value and carrying value of the assets. Long-lived assets to be disposed of are reported at the lower of carrying value or fair value less cost to sell.

Income Taxes -- Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Each

--------------------------------------------------------------------------------
$ in thousands
                                           WACHOVIA CORPORATION AND SUBSIDIARIES


NOTE B -- ACCOUNTING POLICIES -- CONCLUDED

subsidiary provides for income taxes based on its contribution to income taxes (benefit) of the consolidated group. The Corporation and its subsidiaries file a consolidated tax return.

Stock-Based Compensation -- The Corporation applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Corporation's stock at the date of grant over the amount an employee must pay to acquire the stock. Compensation cost for stock awards and appreciation rights is recorded based on the market price at the date of grant, or the date in which the stated performance criteria are met, and the end of the period, respectively. Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FASB 123), encourages, but does not require, adoption of a fair value method of accounting for employee stock-based compensation plans. The Corporation follows the pro forma disclosure provisions of FASB 123.

New Accounting Pronouncements -- In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FASB 133). FASB 133 establishes new accounting and reporting requirements for derivative instruments, including certain derivative instruments embedded in other contracts and hedging activities. The standard requires all derivatives to be measured at fair value and recognized as either assets or liabilities in the statements of condition. Under certain conditions, a derivative may be specifically designated as a hedge. Accounting for the changes in fair value of a derivative depends on the intended use of the derivative and the resulting designation. The Corporation adopted the standard, as required, effective January 1, 2001 with an immaterial financial statement impact.

In September 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" (FASB 140). FASB 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain additional disclosures regarding these activities. The statement is effective for transfers and servicing of financial assets or extinguishments of liabilities that occur after March 31, 2001. The statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The impact of the disclosure and recognition provisions of this standard are not material.

In July 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, "Business Combinations" (FASB 141) which supercedes Accounting Principles Board Opinion No. 16 "Business Combinations" and FASB 38 "Accounting for Preacquisition Contingencies of Purchased Enterprises". FASB 141 changes the existing accounting treatment for business combinations to allow only the purchase method. The statement applies to all business combinations initiated after June 30, 2001. The statement also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001, or later. Adoption of this statement is not expected to have a material impact of the Corporation's results of operations or financial position.

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (FASB 142) which supercedes Accounting Principles Board Opinion No. 17 "Intangible Assets". FASB 142 addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. FASB 142 also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The most significant change from current accounting standards is that goodwill will no longer be amortized but will instead be tested periodically for impairment. Impairment losses for goodwill and indefinite-lived intangible assets that arise due to the initial application of FASB 142 are to be reported as resulting from a change in accounting principle. FASB 142 is effective for the Corporation beginning in the first quarter of 2002 and is required to be applied to all goodwill and intangible assets recognized in the financial statements at that date. Adoption is not expected to have a material impact on the Corporation's results of operations or financial position.

Reclassification -- Certain 1999 and 1998 amounts have been reclassified to conform to the 2000 presentation.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
$ in thousands
                                           WACHOVIA CORPORATION AND SUBSIDIARIES


NOTE C -- DISCONTINUED OPERATIONS
On July 27, 2001, the Corporation completed the sale of its consumer credit card business to Bank One Corporation. The consumer credit card business represented approximately $8.1 billion and $6.6 billion in managed receivables at December 31, 2000 and December 31, 1999, respectively, of which $3.6 billion at December 31, 2000 and $1.9 billion at December 31, 1999 had been securitized. The capital made available by the transaction will be redeployed for general corporate purposes including investing in higher growth businesses, repurchasing shares, reducing balance sheet leverage or reducing debt. The pre-tax gain from the sale is estimated to be approximately $1.3 billion. As a result of the recent shareholder approval of the merger with First Union Corporation, $450 million has been deferred in connection with certain provisions of the agent bank arrangement. Condensed financial information for the consumer credit card business is presented below.


                                          YEAR ENDED DECEMBER 31
                                        --------------------------
                                            2000   1999     1998
              -                         -------- -------- --------
              SUMMARY INCOME
               STATEMENT
              Interest income.......... $646,140 $673,691 $764,061
              Allocated interest
               expense (2).............  280,380  242,081  291,029
                                        -------- -------- --------
                Net interest income....  365,760  431,610  473,032
              Provision for loan losses  198,219  202,724  253,380
              Noninterest income.......  360,878  282,302  180,753
              Noninterest expense (3)..  257,913  183,523  176,201
                                        -------- -------- --------
                Income before income
                 tax expense...........  270,506  327,665  224,204
              Income tax expense.......  101,221  122,688   84,147
                                        -------- -------- --------
                Net income............. $169,285 $204,977 $140,057
                                        ======== ======== ========

                                         DECEMBER 31 DECEMBER 31
                                                2000    1999
               -                         ----------- -----------
               SUMMARY BALANCE
                SHEET
               Cash..................... $   40,570  $   37,922
               Interest bearing bank
                balances................     36,025      10,000
               Securities available-for-
                sale....................     84,000          --
               Loans, net of allowance..  4,279,313   4,569,105
               Intangible assets........    231,461      34,020
               Other assets.............    141,624     109,069
                                         ----------  ----------
                 Total assets........... $4,812,993  $4,760,116
                                         ==========  ==========
               Short-term borrowed
                funds (2)............... $3,055,119  $3,089,100
               Long-term debt (2).......  1,309,337   1,323,900
               Other liabilities........     56,068      26,631
                                         ----------  ----------
                 Total liabilities......  4,420,524   4,439,631
               Equity capital (1).......    392,469     320,485
                                         ----------  ----------
                 Total liabilities and
                  equity................ $4,812,993  $4,760,116
                                         ==========  ==========

(1)Equity capital was assigned to discontinued operations based upon Wachovia's targeted Tier I risk-based capital requirements for the underlying risk weighted assets and off-balance sheet items.
(2)Interest-bearing liabilities were assigned to discontinued operations based on an assumed funding mix of 70 percent short-term borrowings and 30 percent long-term debt. Interest expense was calculated by applying Wachovia's average funding cost for each period and funding category to the respective assigned average balances.
(3)The amount of general overhead costs allocated to discontinued operations is the amount estimated to be eliminated upon completion of the transaction.

On February 1, 2000, the Corporation completed the acquisition of a majority of the credit card business of Partners First Holdings, LLC, adding 1.2 million customers and approximately $2 billion of managed receivables. The transaction resulted in $234,524 of purchased credit card intangibles. The results of operations of the Partners First portfolio are included in discontinued operations from the date of its acquisition.

In August 2000, the Corporation sold $750 million of credit card receivables in a securitization transaction and recognized a pretax gain of $17,268 reflecting the recognition of retained interest in the cash flows of the trust. The Corporation retained servicing responsibilities and receives annual servicing fees approximating 2% of the outstanding credit card balances. In addition, the Corporation retained subordinated interests which represent the rights to future cash flows arising after the investors have received their contractual return. The investors and the securitization trusts have no recourse to the Corporation's other assets for failure of debtors to pay when due. The Corporation's retained interests are subordinate to investors' interests. Their value is subject to credit, prepayment, and interest rate risks on the transferred financial assets.

Key economic assumptions used in measuring the retained interest at the date of securitization during the year were as follows: a monthly payment rate of 10.0%, a weighted average life of .81 years, expected annual credit losses of 3.91%, a discount rate of 12.0%, an expected yield of 15.24% and a variable coupon rate to investors of 6.29%.

At December 31, 2000, key economic assumptions and the sensitivity of the current fair value of residual cash flows, related to the aggregate securitized credit card receivables outstanding, to adverse changes in those assumptions are presented in the table below:

         Carrying amount/fair value of retained interests $   177,357
         Weighted-average life (in years)................         .82
         Prepayment speed assumption (annual rate).......        10.0%
           Impact on fair value of 10% adverse change.... $    13,094
           Impact on fair value of 20% adverse change.... $    24,395
         Expected credit losses (annual rate)............        6.83%
           Impact on fair value of 10% adverse change.... $    25,605
           Impact on fair value of 20% adverse change.... $    41,648
         Residual cash flows discount rate (annual)......        12.0%
           Impact on fair value of 10% adverse change.... $     1,417
           Impact on fair value of 20% adverse change.... $     2,811
         Interest rates on variable and
          adjustable contracts...........................  LIBOR plus contracted spread
           Impact on fair value of 10% adverse change.... $    30,842
           Impact on fair value of 20% adverse change.... $    48,221

--------------------------------------------------------------------------------
$ in thousands
                                           WACHOVIA CORPORATION AND SUBSIDIARIES

NOTE C -- DISCONTINUED OPERATIONS -- CONCLUDED
The sensitivities above are hypothetical and should be used with caution. Changes in fair value based on a 10% variation in assumptions should not be extrapolated because the relationship of the change in assumption to the change in fair value is not linear. The effect of a variation in a particular assumption on the fair value of the retained interest is calculated without changing any other assumption; in reality, changes in one factor may result in changes in another (for example, increases in market interest rates may result in lower prepayments and increased credit losses), which might magnify or counteract the sensitivities.

The table below summarizes certain cash flows received from and paid to securitization trusts. There were no purchases of delinquent or foreclosed loans during the period:


                                                        YEAR ENDED
                                                       DECEMBER 31
                                                              2000
                                                       -----------
             Proceeds from new securitizations........ $  750,000
             Proceeds from collections reinvested in
              previous credit card securitizations....  4,142,417
             Servicing fees received..................     68,380
             Cash flows received on interests retained     61,368

Selected securitization information as of December 31, 2000 is as follows:

Average credit card loans:
  Loans held in portfolio................ $4,537,404
  Loans securitized......................  3,434,903
                                          ----------
    Total managed loans.................. $7,972,307
                                          ==========
Year-end credit card loans:
  Loans held in portfolio................ $4,494,303
  Loans securitized......................  3,645,954
                                          ----------
    Total managed loans.................. $8,140,257
                                          ==========
Net credit losses:
  Loans held in portfolio................ $  198,944
  Loans securitized......................    185,939
                                          ----------
    Total managed loans.................. $  384,883
                                          ==========
Principal amount of loans 30 days or more
 past due:
  Loans held in portfolio................ $  196,423
  Loans securitized......................    146,677
                                          ----------
    Total managed loans.................. $  343,100
                                          ==========

NOTE D -- BUSINESS SEGMENT INFORMATION
The Corporation's reportable segments are strategic business units that provide unique products and services to a variety of customer groups. Each segment has its own management team as well as distinct marketing, production, technology and distribution strategies. The Corporation's four reportable segments are Asset and Wealth Management, Corporate, Consumer and Treasury & Administration. Asset and Wealth Management earns revenues by providing estate planning services, insurance, investment and trust products to high-wealth individuals and corporate executives. Corporate earns its revenues primarily by providing financing, deposit, cash management, investment and asset administration products to corporate customers. Consumer generates its revenues primarily from individuals and small businesses by providing credit and deposit services as well as insurance, investment and trust products. Treasury & Administration is comprised of balance sheet management activities that include managing the investment portfolio, discretionary funding, utilization of off-balance sheet financial instruments and optimizing the Corporation's equity position. Nonoperating and other corporate expenses such as merger-related charges, litigation settlement charges, restructuring charges and Year 2000 conversion costs are included in the Treasury & Administration segment.



                                  ASSET AND
YEAR ENDED                           WEALTH                                TREASURY &
DECEMBER 31, 2000                MANAGEMENT    CORPORATE     CONSUMER  ADMINISTRATION ELIMINATIONS       TOTAL
-----------------                ----------  -----------  -----------  -------------- ------------ -----------
External net interest margin.... $  147,443  $ 2,636,003  $  (180,777)  $  (416,219)   $ (36,489)  $ 2,149,961
Internal funding (charge) credit     (3,019)  (1,653,334)   1,093,898       662,835     (100,380)           --
                                 ----------  -----------  -----------   -----------    ---------   -----------
Net interest margin.............    144,424      982,669      913,121       246,616     (136,869)    2,149,961
Provision for loan losses.......      1,693      383,221       19,905       (14,588)          --       390,231
Total other income..............    605,573      426,973      464,953        72,895           --     1,570,394
Other expense...................    543,294      587,549      809,638       446,770      (62,151)    2,325,100
                                 ----------  -----------  -----------   -----------    ---------   -----------
  Profit contribution...........    205,010      438,872      548,531      (112,671)     (74,718)    1,005,024
Allocated expenses..............     72,758       90,936      116,482      (241,947)     (38,229)           --
                                 ----------  -----------  -----------   -----------    ---------   -----------
Income from continuing
 operations before income tax
 expense........................    132,252      347,936      432,049       129,276      (36,489)    1,005,024
Income tax expense..............     53,230      126,318      157,487        41,455      (36,489)      342,001
                                 ----------  -----------  -----------   -----------    ---------   -----------
Income from continuing
 operations..................... $   79,022  $   221,618  $   274,562   $    87,821    $      --   $   663,023
                                 ==========  ===========  ===========   ===========    =========   ===========
Average total assets............ $3,975,097  $38,082,316  $11,003,413   $11,795,693    $      --   $64,856,519
                                 ==========  ===========  ===========   ===========    =========   ===========

--------------------------------------------------------------------------------
$ in thousands
                                           WACHOVIA CORPORATION AND SUBSIDIARIES


NOTE D -- BUSINESS SEGMENT INFORMATION -- CONCLUDED

                                  ASSET AND
YEAR ENDED                           WEALTH                              TREASURY &
DECEMBER 31, 1999                MANAGEMENT   CORPORATE    CONSUMER  ADMINISTRATION ELIMINATIONS    TOTAL
-----------------                ---------- -----------  ----------  -------------- ------------ -----------
External net interest margin.... $  103,284 $ 2,196,757  $ (153,504)  $   (67,576)   $ (40,485)  $ 2,038,476
Internal funding (charge) credit     23,410  (1,260,978)  1,011,011       321,448      (94,891)           --
                                 ---------- -----------  ----------   -----------    ---------   -----------
Net interest margin.............    126,694     935,779     857,507       253,872     (135,376)    2,038,476
Provision for loan losses.......        726      58,569      15,086        21,000           --        95,381
Total other income..............    474,705     403,141     403,646        57,223           --     1,338,715
Other expense...................    421,379     561,856     780,747       366,238      (63,118)    2,067,102
                                 ---------- -----------  ----------   -----------    ---------   -----------
  Profit contribution...........    179,294     718,495     465,320       (76,143)     (72,258)    1,214,708
Allocated expenses..............     70,446      92,387     129,560      (260,620)     (31,773)           --
                                 ---------- -----------  ----------   -----------    ---------   -----------
Income from continuing
 operations before income tax
 expense........................    108,848     626,108     335,760       184,477      (40,485)    1,214,708
Income tax expense..............     42,275     224,765     122,151        59,758      (40,485)      408,464
                                 ---------- -----------  ----------   -----------    ---------   -----------
Income from continuing
 operations..................... $   66,573 $   401,343  $  213,609   $   124,719    $      --   $   806,244
                                 ========== ===========  ==========   ===========    =========   ===========
Average total assets............ $2,859,920 $34,591,059  $9,787,018   $13,126,616    $      --   $60,364,613
                                 ========== ===========  ==========   ===========    =========   ===========

                                  ASSET AND
YEAR ENDED                           WEALTH                               TREASURY &
DECEMBER 31, 1998                MANAGEMENT   CORPORATE     CONSUMER  ADMINISTRATION ELIMINATIONS    TOTAL
-----------------                ---------- -----------  -----------  -------------- ------------ -----------
External net interest margin.... $   75,018 $ 1,978,805  $  (182,884)  $    53,935    $ (46,874)  $ 1,878,000
Internal funding (charge) credit     21,006  (1,203,149)   1,037,393       247,691     (102,941)           --
                                 ---------- -----------  -----------   -----------    ---------   -----------
Net interest margin.............     96,024     775,656      854,509       301,626     (149,815)    1,878,000
Provision for loan losses.......      1,435      19,804       13,495        11,366           --        46,100
Total other income..............    278,630     327,806      373,412        87,960           --     1,067,808
Other expense...................    248,267     465,239      753,573       421,171      (68,119)    1,820,131
                                 ---------- -----------  -----------   -----------    ---------   -----------
  Profit contribution...........    124,952     618,419      460,853       (42,951)     (81,696)    1,079,577
Allocated expenses..............     53,004     100,432      158,150      (276,764)     (34,822)           --
                                 ---------- -----------  -----------   -----------    ---------   -----------
Income from continuing
 operations before income tax
 expense........................     71,948     517,987      302,703       233,813      (46,874)    1,079,577
Income tax expense..............     26,166     181,956      108,446        75,770      (46,874)      345,464
                                 ---------- -----------  -----------   -----------    ---------   -----------
Income from continuing
 operations..................... $   45,782 $   336,031  $   194,257   $   158,043    $      --   $   734,113
                                 ========== ===========  ===========   ===========    =========   ===========
Average total assets............ $2,335,270 $31,377,718  $10,258,913   $14,306,769    $      --   $58,278,670
                                 ========== ===========  ===========   ===========    =========   ===========



The Corporation's management accounting policies generally follow the policies described in Note A, except for net interest income which is reported on a fully taxable equivalent basis. Beginning January 2000, the Corporation adopted a marginal matched maturity funds transfer pricing system to simulate matched funding to compensate or charge for funds provided or used with a corresponding offset in the Treasury & Administration business segment. Formerly, the Corporation utilized a multiple pool method for funds transfer pricing. This change in management accounting has been reflected for all periods presented. Provision for loan losses is charged to each segment based on the credit risk of each segment's loan portfolio. Operating expense is recognized as incurred and charged on a fully absorbed basis. Additionally, income tax expense is calculated based on the business segment's fully taxable equivalent income and the Corporation's effective tax rate.

Reconciling items between management accounting and the Corporation's consolidated financial statements are limited to the taxable equivalent adjustment and other income statement reclassifications shown as Eliminations. The Corporation operates primarily in the United States; accordingly, geographic distribution of revenue and long-lived assets in other countries is not significant. Revenue from no individual customer exceeded 10% of consolidated total revenue.

--------------------------------------------------------------------------------
$ in thousands
                                           WACHOVIA CORPORATION AND SUBSIDIARIES

NOTE E -- BUSINESS COMBINATIONS
On December 15, 1997, the Corporation merged in a pooling-of-interests transaction, with Central Fidelity Banks, Inc., headquartered in Richmond, Virginia. In connection with the transaction, the Corporation incurred a restructuring charge to consolidate Central Fidelity's operations, business line locations and administrative functions. These activities were completed during 1998. The remaining accrual associated with this charge was $4,894 and $21,927, respectively, at December 31, 2000 and 1999 and was comprised of salary continuation payments. The balance remaining at December 2000 will be paid during 2001.

During 1998, the Corporation acquired Ameribank Bancshares (Ameribank), headquartered in Hollywood, Florida, with $280 million in assets; Hunt, DuPree, Rhine and Associates Inc., a benefits consulting company; and Retirement Plan Securities Inc., a registered investment advisor.

On April 1, 1999, the Corporation completed its merger with Interstate/Johnson Lane, Inc. (IJL), headquartered in Charlotte, North Carolina. The acquisition of IJL resulted in the issuance of approximately 2.6 million shares of common stock valued at $215,562. The purchase price was allocated to the net assets acquired resulting in $125,205 of goodwill. In September 1999, the Corporation completed its merger with OFFITBANK Holdings, Inc. (OFFITBANK), headquartered in New York. The acquisition of OFFITBANK resulted in the issuance of approximately 2.1 million shares of common stock valued at $203,173. The purchase price was allocated to the net assets acquired resulting in $175,568 of goodwill. Also, during 1999, the Corporation acquired Barry, Evans, Josephs & Snipes (BEJS), a national life insurance broker specializing in wealth transfer strategies and benefit plans for affluent families and corporate executives.

During 2000, the Corporation acquired B C Bankshares, parent company of the Bank of Canton, headquartered in suburban Atlanta with $400 million in assets; Commerce National Corporation, parent company of the National Bank of Commerce in suburban Orlando, Florida, with $180 million in assets; and DavisBaldwin, Inc., a Tampa, Florida- based insurance agency specializing in property and casualty insurance services for commercial customers.

On March 1, 2001, the Corporation completed its acquisition of Republic Security Financial Corporation, parent company of Republic Security Bank. The acquisition added 178,000 new customers and significantly expanded the Corporation's presence in Florida. On May 1, 2001, the Corporation completed its acquisition of Hamilton Dorsey Alston Company, an Atlanta-based insurance broker that specializes in personal and commercial risk management and employee benefits. Both acquisitions were accounted for as purchases. The acquisitions of Republic Security Financial Corporation and Hamilton Dorsey Alston Company added intangibles of approximately $265 million and $40 million, respectively.

The proforma impact of these purchase transactions was not material to the Corporation's reported results of operations. Amounts incurred for systems conversion and integration of business lines related to merger transactions are included in merger-related charges in the income statement. Goodwill arising from the purchase transactions above is being amortized over 20 to 25 years. Deposit base intangibles resulting from the above acquisitions are being amortized over 7 years.

On April 16, 2001, the Corporation announced an agreement for a merger of equals with First Union Corporation. Terms of the agreement call for common stockholders of the Corporation to receive 2.0 shares of common stock of First Union Corporation and the option to receive either a special dividend of $.48 or 2.0 Dividend Equalization Preferred Shares (DEPS) in exchange for each share of the Corporation's common stock. The DEPS allow the Corporation's shareholders to continue to receive at least a $2.40 per share dividend post-combination. Shareholder approval, subject to certification by an independent party, and regulatory approval have been received and the transaction is expected to close during the third quarter of 2001.

NOTE F -- RESTRUCTURING CHARGE
During 2000, the Corporation recorded charges of $107,487 in connection with strategic actions to realign resources and eliminate approximately 1,800 staff positions. The positions eliminated were identified through a productivity review focused on improving work processes, introducing new technology, broadening spans of control and eliminating levels of management across the company. The affected positions are diversely scattered among all lines of business and at all levels throughout the organization.

The restructuring plan includes closing the Corporation's Raleigh, North Carolina, operations center. Functions currently performed at that location will move to other operations centers. Several underperforming branches are also being closed including 11 in-store branches in Atlanta and Fayetteville, North Carolina, and the Corporation exited the municipal finance business. The closed branches and the discontinued municipal finance business were immaterial to financial results.

The amounts expensed and paid in 2000 are presented below.


                                                       DEC. 31,
                                         2000 UTILIZED   2000
                                    PROVISION IN 2000  BALANCE
                                    --------- -------- --------
                Severance and
                 personnel related
                 costs............. $ 85,666  $47,433  $38,233
                Occupancy and other
                 costs.............   21,821   20,437    1,384
                                    --------  -------  -------
                     Total......... $107,487  $67,870  $39,617
                                    ========  =======  =======

Severance and personnel related costs include severance payments and related benefits to terminated employees. The charge recorded in 2000 included benefits for 1,410 employees who received notice or had otherwise been identified prior to December 31, 2000. Included in occupancy and other costs are non-cash items of approximately $15 million for asset impairment for discontinued facilities and equipment. Additional costs will be incurred in 2001 related to this project.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
$ in thousands
                                           WACHOVIA CORPORATION AND SUBSIDIARIES

NOTE G -- SECURITIES
The aggregate amortized cost, fair value and gross unrealized gains and losses of securities as of December 31 were as follows:


                                     2000                                        1999
-                 ------------------------------------------- -------------------------------------------
                   AMORTIZED UNREALIZED UNREALIZED       FAIR AMORTIZED  UNREALIZED UNREALIZED   FAIR
                        COST      GAINS     LOSSES      VALUE   COST       GAINS      LOSSES     VALUE
-                 ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Held-to-Maturity
----------------
U.S. Treasury and
 other agencies.. $  465,978  $ 1,358    $ 1,432   $  465,904 $  402,828  $     2    $ 11,437  $  391,393
State and
 municipal.......    224,575   14,653          2      239,226    204,289   12,863         401     216,751
Mortgage-
 backed..........    325,384   14,232         36      339,580    399,803   12,142         689     411,256
Other............      7,813       12         --        7,825     41,804       15          69      41,750
                  ----------  -------    -------   ---------- ----------  -------    --------  ----------
                  $1,023,750  $30,255    $ 1,470   $1,052,535 $1,048,724  $25,022    $ 12,596  $1,061,150
                  ==========  =======    =======   ========== ==========  =======    ========  ==========
Available-for-
Sale
----
U.S. Treasury
 and other
 agencies........ $2,713,515  $26,461    $ 5,722   $2,734,254 $2,833,744  $10,881    $ 45,625  $2,799,000
State and
 municipal.......     64,277    2,111          9       66,379     56,138    1,054         197      56,995
Mortgage-
 backed..........  4,192,619   38,628      7,123    4,224,124  3,781,281    7,604      85,921   3,702,964
Other............    174,562       --      3,937      170,625    186,228       20       2,976     183,272
Equity...........    291,781    1,520        987      292,314    356,799       --       3,240     353,559
                  ----------  -------    -------   ---------- ----------  -------    --------  ----------
                  $7,436,754  $68,720    $17,778   $7,487,696 $7,214,190  $19,559    $137,959  $7,095,790
                  ==========  =======    =======   ========== ==========  =======    ========  ==========

The amortized cost and estimated fair value of securities at December 31, 2000, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations.

                                  AMORTIZED   FAIR
                                       COST   VALUE
-                                ---------- ----------
Held-to-Maturity
----------------
Due in one year or less......... $   69,956 $   70,278
Due after one year through five
 years..........................    541,708    547,284
Due after five years through ten
 years..........................    142,772    151,381
Due after ten years.............    269,314    283,592
                                 ---------- ----------
    Total.......................  1,023,750  1,052,535
                                 ---------- ----------
Available-for-Sale
------------------
Due in one year or less.........    472,350    472,775
Due after one year through five
 years..........................  2,307,173  2,323,259
Due after five years through ten
 years..........................  1,147,443  1,157,356
Due after ten years.............  3,218,007  3,241,992
                                 ---------- ----------
    Total.......................  7,144,973  7,195,382
No contractual maturity.........    291,781    292,314
                                 ---------- ----------
    Total.......................  7,436,754  7,487,696
                                 ---------- ----------
    Total securities............ $8,460,504 $8,540,231
                                 ========== ==========

Proceeds, gross gains and losses realized from the sales of available-for-sale securities for December 31 were as follows:


                                          2000   1999
                         -            -------- --------
                         Proceeds.... $482,692 $366,714
                         Gross gains.      396   10,996
                         Gross losses      813      102

Trading account assets are reported at fair value with net unrealized gains of $17 and net unrealized losses of $526 and $554 included in earnings during 2000, 1999 and 1998, respectively.

At December 31, 2000 and 1999, securities with a carrying value of $5,667,630 and $5,811,075, respectively, were pledged as collateral to secure public deposits and for other purposes. There were no obligations of any one issuer exceeding 10% of consolidated shareholders' equity at December 31, 2000. There were no transfers or sales of held-to-maturity securities during 2000 or 1999.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
$ in thousands
                                           WACHOVIA CORPORATION AND SUBSIDIARIES


NOTE H -- LOANS AND ALLOWANCE FOR LOAN LOSSES
Loans at December 31 are summarized as follows:


                                    2000    1999
                             ----------- -----------
Commercial:
  Commercial, financial and
   other.................... $17,660,562 $17,042,740
  Tax-exempt................     605,165     690,053
Retail:
  Direct....................   1,338,265   1,063,619
  Indirect..................   4,219,917   3,740,683
  Other revolving credit....     894,639     716,399
Real estate:
  Construction..............   3,370,031   2,311,362
  Commercial mortgages......   9,025,271   7,754,206
  Residential mortgages.....   9,234,080   7,756,983
Lease financing -- net......   2,839,386   2,597,271
Foreign.....................   1,380,186   1,260,674
                             ----------- -----------
  Total loans -- net........ $50,567,502 $44,933,990
                             =========== ===========

Loans at December 31, 2000 and 1999 that had been placed on nonaccrual totaled $498,592 and $203,821, respectively. Interest income which would have been recorded pursuant to the original terms of nonaccrual loans was $36,536 and $38,121 on the preceding dates. Interest income recorded on these loans was $12,403 and $6,653, respectively.

The Corporation follows Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan." A loan is defined as impaired when, based on current information and events, it is probable that the creditor will be unable to collect all amounts of principal and interest due according to the contractual terms of the loan agreement. Impairment is measured by discounting the expected future cash flows at the loan's effective interest rate. For real estate loans, impairment is measured based on the estimated fair value of the underlying collateral. If the present value of the expected future cash flows, or the fair value of collateral in the case of a real estate loan, is less than the loan's recorded balance, the deficiency is considered in evaluating the overall adequacy of the allowance for loan losses. The following table summarizes impaired loans and related allowance information at December 31.


                                   2000   1999
                               -------- --------
Impaired loans with related
 allowance.................... $320,107 $139,815
Impaired loans with no related
 allowance....................  121,792    9,441
                               -------- --------
  Total impaired loans........ $441,899 $149,256
                               ======== ========
Allowance on impaired loans... $128,153 $ 42,900
                               ======== ========

                                          YEAR ENDED DECEMBER 31
                                         -------------------------
                                             2000   1999    1998
                                         -------- -------- -------
              Average impaired loans.... $248,730 $117,548 $31,026
              Interest income...........    3,641    2,012   5,942
              Cash-basis interest income    3,641      851   2,600

Changes in the allowance for loan losses for the three years ended December 31 were as follows:


                                          2000    1999       1998
                                     ---------  ---------  --------
           Balance at beginning of
            year.................... $ 436,680  $ 417,862  $410,593
           Additions from
            acquisitions............     7,017         39     2,613
           Provision for loan losses   390,231     95,381    46,100
           Recoveries on loans
            previously charged off..    20,754     27,179    30,619
           Loans charged off........  (187,028)  (103,781)  (72,063)
                                     ---------  ---------  --------
           Balance at end of year... $ 667,654  $ 436,680  $417,862
                                     =========  =========  ========

Loans totaling $15,937, $14,583 and $15,258 were transferred to foreclosed real estate during 2000, 1999 and 1998, respectively.

It is the policy of the Corporation to review each prospective credit in order to determine an adequate level of security or collateral to obtain prior to making the loan. The type of collateral will vary and ranges from liquid assets to real estate. The Corporation's access to collateral, in the event of borrower default, is assured through adherence to state lending laws and the Corporation's lending standards and credit monitoring procedures. The Corporation regularly monitors its credit concentrations on loan purpose, industry and customer bases. At year-end, there were no material credit concentrations within these categories.

The Corporation's subsidiaries have granted loans and extended letters of credit to certain directors and executive officers of the Corporation and its subsidiaries and to their associates. The aggregate amount of loans was $42,035 and $152,904 at December 31, 2000 and 1999, respectively. During 2000, $247,776 in new loans were made and repayments totaled $358,645. Outstanding standby letters of credit to related parties totaled $945 at December 31, 2000. There were no outstanding standby letters of credit to related parties at December 31, 1999. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectibility.

At December 31, 2000, loans with a carrying value of $6,134,149 were pledged as collateral for Federal Funds purchased, long-term debt and other liabilities.

Loans held for sale at December 31 along with activity during the period are summarized as follows:


                                    2000     1999
                             -----------  -----------
Balance at beginning of year $    45,185  $   295,817
Originations/purchases......   2,584,416    4,258,957
Sales/transfers.............  (2,509,984)  (4,509,589)
                             -----------  -----------
Balance at end of year...... $   119,617  $    45,185
                             ===========  ===========

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
$ in thousands
                                           WACHOVIA CORPORATION AND SUBSIDIARIES


NOTE I -- PREMISES, EQUIPMENT AND LEASES
Premises and equipment at December 31 are summarized as follows:


                                        2000    1999
-                                 ---------- ----------
Land............................. $  130,468 $  126,442
Premises.........................    700,885    685,185
Equipment........................    877,591    873,544
Leasehold improvements...........    131,532    129,361
                                  ---------- ----------
                                   1,840,476  1,814,532
Less accumulated depreciation and
 amortization....................    937,065    869,688
                                  ---------- ----------
     Total premises and
      equipment.................. $  903,411 $  944,844
                                  ========== ==========

The annual minimum rentals under the terms of the Corporation's noncancelable operating leases as of December 31, 2000 are as follows:

                 2001................................. $ 75,536
                 2002.................................   62,292
                 2003.................................   53,808
                 2004.................................   47,397
                 2005.................................   39,940
                 Thereafter...........................  167,454
                                                       --------
                      Total minimum lease payments.... $446,427
                                                       ========

The net rental expense for all operating leases amounted to $83,128 in 2000, $79,079 in 1999 and $67,472 in 1998. Certain leases have various renewal options and require increased rentals under cost of living escalation clauses.

Depreciation expense for the years ended December 31, 2000, 1999 and 1998 was $141,308, $143,307 and $111,551, respectively.


--------------------------------------------------------------------------------


NOTE J -- CREDIT ARRANGEMENTS, SHORT-TERM BORROWED FUNDS AND CERTIFICATES OF DEPOSIT
At December 31, 2000 and 1999, lines of credit arrangements aggregating $490,000 and $400,000, respectively, were available to the Corporation from unaffiliated banks. Commitment fees were 8 basis points in 2000 and 1999; compensating balances are not required. The unused portion of these banking arrangements principally serves as commercial paper back-up lines. There were no borrowings outstanding under credit arrangements during 2000 or 1999.

Federal funds purchased and securities sold under repurchase agreements generally mature within one to four days from the transaction date. Securities sold under repurchase agreements are delivered to either broker-dealers or to custodian accounts for customers. The broker-dealers may have sold, loaned or otherwise disposed of such securities to other parties in the normal course of their operations and have agreed to resell to the Corporation identical securities at the maturity of the agreements. Other borrowed funds consist of term federal funds purchased, treasury tax and loan deposits and short-term bank notes and are generally repaid within seven to 120 days from the transaction date. The weighted average interest rate paid on other borrowed funds was 5.79% and 3.82% at December 31, 2000, and December 31, 1999, respectively.

The scheduled maturities of certificates of deposit subsequent to December 31, 2000 are $9,418,376 in 2001, $1,842,698 in 2002, $1,294,911 in 2003, $172,365
in 2004 and $479,647 thereafter. The remaining maturity of domestic office certificates of deposit in denominations of $100 or more is $1,268,671, three months or less; $613,192, over three through six months; $847,146, over six through twelve months; and $944,210, over twelve months.



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
$ in thousands
                                           WACHOVIA CORPORATION AND SUBSIDIARIES

NOTE K -- LONG-TERM DEBT
Long-term debt at December 31 is summarized as follows:

                                                                                                           2000        1999
-                                                                                                       ----------- ----------
Wachovia Corporation:
  Senior debt:
    Senior floating rate notes due in 2000, net of discount of $93..................................... $        -- $  249,907
    Senior floating rate notes due in 2001, net of discount of $116 and $266, respectively.............     299,884    299,734
    6.925% senior notes due in 2003, net of discount of $370...........................................     299,630         --
    6.70% senior notes due in 2004, net of discount of $1,522 and $1,907, respectively.................     598,478    598,093
    7.45% senior notes due in 2005, net of discount of $461............................................     549,539         --
    6.625% senior notes due in 2006, net of discount of $572 and $651, respectively....................     199,428    199,349
                                                                                                        ----------- ----------
     Total senior debt.................................................................................   1,946,959  1,347,083
  Subordinated debt (a):
    8.15% subordinated notes due in 2002...............................................................     150,000    150,000
    6.375% subordinated debt securities due in 2003, net of discount of $537 and $759, respectively....     249,463    249,241
    Floating rate subordinated debt securities due in 2005.............................................     300,000         --
    6.8% subordinated notes due in 2005, net of discount of $191 and $226, respectively................     249,809    249,774
    6.25% subordinated notes due in 2008, net of discount of $1,843 and $2,031, respectively...........     348,157    347,969
    5.625% subordinated notes due in 2008, net of discount of $2,179 and $2,396, respectively..........     397,821    397,604
    6.375% subordinated notes due in 2009, net of discount of $213 and $232, respectively..............     249,787    249,768
    6.15% subordinated notes due in 2009, net of discount of $2,238 and $2,445, respectively...........     397,762    397,555
    6.605% subordinated notes due in 2025..............................................................     250,000    250,000
                                                                                                        ----------- ----------
     Total subordinated debt...........................................................................   2,592,799  2,291,911
  Other................................................................................................      27,027     27,024
                                                                                                        ----------- ----------
     Total Wachovia Corporation........................................................................   4,566,785  3,666,018
Subsidiaries:
  Bank notes, net of discount of $4,045 and $5,641, respectively (b)...................................   2,206,821  2,353,053
  Federal Home Loan Bank borrowings (c)................................................................   2,722,989    782,989
  7.70% subordinated notes due in 2010, net of discount of $129 (a)....................................     299,871         --
  Other................................................................................................      14,633     15,459
                                                                                                        ----------- ----------
     Total subsidiaries................................................................................   5,244,314  3,151,501
Capital trusts (a):
  Wachovia Capital Trust I -- 7.64% Capital Securities due in 2027 (d).................................     300,000    300,000
  Wachovia Capital Trust II -- Floating Rate Capital Securities due in 2027, net of discount of $2,117
   and $2,465, respectively (e)........................................................................     297,883    297,535
  Wachovia Capital Trust V -- 7.965% Capital Securities due in 2027 (f)................................     300,000    300,000
  Central Fidelity Capital Trust I -- Floating Rate Capital Securities due in 2027, net of discount of
   $764 and $791, respectively (g).....................................................................      99,236     99,209
                                                                                                        ----------- ----------
     Total capital trusts..............................................................................     997,119    996,744
                                                                                                        ----------- ----------
     Total long-term debt.............................................................................. $10,808,218 $7,814,263
                                                                                                        =========== ==========

(a)Subordinated debt qualifies for inclusion in the determination of total capital under the risk-based capital guidelines. The capital trusts qualify for inclusion in Tier I capital under the risk-based capital guidelines.
(b)Wachovia Bank, N.A. has an ongoing bank note program under which the bank may offer an aggregate principal amount of up to $19.4 billion. The notes can be issued globally as fixed or floating rate and with maturities beginning at seven days. Bank notes with original maturities of one year or less are included in other short-term borrowed funds. Bank notes with original maturities greater than one year are classified as long-term debt. Interest rates on long-term notes ranged from 5.4% to 7.0% and 4.9% to 7.0% with maturities ranging from 2001 to 2040 and 2000 to 2039 at December 31, 2000 and 1999, respectively. The average rates were 6.58% and 6.07% with average maturities of 4.7 years and 3.9 years at December 31, 2000 and 1999, respectively.
(c)The Federal Home Loan Bank borrowings were issued as fixed or floating rate with terms of 2 years to 5 years. Interest rates on the borrowings ranged from 4.940% to 7.06% and 5.63% to 7.06% for December 31, 2000 and 1999 and
   with maturities ranging from 2001 to 2009 and 2000 to 2004 at December 31, 2000 and 1999, respectively. Borrowings from the Federal Home Loan Bank are collateralized by qualifying securities and loans.
(d)In December 1996, Wachovia Capital Trust I (WCT I), a wholly owned subsidiary, issued $300,000 of 7.64% Capital Securities due in 2027. WCT I invested the proceeds of the Capital Securities, together with $9,280 paid by the Corporation for WCT I's Common Securities, in $309,280 of the Corporation's 7.64% Junior Subordinated Deferrable Interest Debentures. WCT I's sole asset is the Junior Subordinated Deferrable Interest Debentures which mature in 2027. The Corporation has guaranteed all of WCT I's obligations under the Capital Securities.
(e)In January 1997, Wachovia Capital Trust II (WCT II), a wholly owned subsidiary, issued $300,000 Floating Rate Capital Securities due in 2027. WCT II invested the proceeds of the Capital Securities, together with $9,280 paid by the Corporation for WCT II's Common Securities, in $305,692, net of discount of $3,588, of the Corporation's Floating Rate Junior Subordinated Deferrable Interest Debentures. WCT II's sole asset is the Junior Subordinated Deferrable Interest Debentures which mature in 2027. The Corporation has guaranteed all of WCT II's obligations under the Capital Securities.
(f)In June 1997, Wachovia Capital Trust V (WCT V), a wholly owned subsidiary, issued $300,000 of 7.965% Capital Securities due in 2027. WCT V invested the proceeds of the Capital Securities, together with $9,280 paid by the Corporation for WCT V's Common Securities, in $309,280 of the Corporation's 7.965% Junior Subordinated Deferrable Interest Debentures. WCT V's sole asset is the Junior Subordinated Deferrable Interest Debentures which mature in 2027. The Corporation has guaranteed all of WCT V's obligations under the Capital Securities.
(g)In April 1997, Central Fidelity Capital Trust I (CFCT I), a wholly owned subsidiary, issued $100,000 Floating-Rate Capital Securities due in 2027. CFCT I invested the proceeds of the Capital Securities, together with $3,093 paid by the Corporation for CFCT I's Common Securities, in $103,093 of the Corporation's Floating-Rate Junior Subordinated Debt Securities. CFCT I's sole asset is the Junior Subordinated Debt Securities which mature in 2027. The Corporation has guaranteed all of CFCT I's obligations under the Capital Securities.
The principal maturities of long-term debt subsequent to December 31, 2000 are $1,546,978 in 2001, $904,013 in 2002, $853,615 in 2003, $824,387 in 2004,
$2,099,864 in 2005 and $4,579,361 thereafter.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
$ in thousands
                                           WACHOVIA CORPORATION AND SUBSIDIARIES

NOTE L -- CAPITAL STOCK

At December 31, 2000, 39,419,911 common shares were reserved for the conversion of notes and issuance for employee benefit plans, the dividend reinvestment plan and pending business combinations.

During 2000, the Corporation repurchased 1,999,300 shares under three separate stock repurchase authorizations by the Board of Directors. Repurchased shares were or will be used for various corporate purposes including the issuance of shares for purchase business combinations, employee benefit plans and the dividend reinvestment plan.

The Corporation has one active stock option plan, the restated 1994 Wachovia Corporation Stock Plan. Under this Plan, up to 2.5% of the Corporation's outstanding common stock at year-end may be granted to selected key employees and nonemployee directors in the form of incentive and nonqualified stock options, stock appreciation rights (SARS), restricted stock awards and restricted units. Since the inception, a total of 16,006,299 options, 2,505,305 awards and 125,000 SARS have been granted. The Corporation also has several predecessor plans, the 1989 Plan and plans of merged entities which were assumed with appropriate conversion shares under option and option price. These plans continue to have options outstanding which may be exercised.

The Corporation's stock plans provide for the granting of options or awards for the purchase or issuance of 21,792,187 shares at 100% of the fair market value of the stock at the date of the grant. A committee of the Board of Directors determines such times options and awards shall be granted and exercised and the term of the exercise period (not to exceed 10 years). The plan awards officers shares of restricted stock earned contingent upon both a performance requirement and a five-year period. Additionally, newly elected nonemployee directors are granted a one-time award of 1,000 shares of restricted stock to be earned over a three-year period and nonemployee directors are awarded 250 shares of restricted stock annually which are earned over a one-year period. The cost relating to performance-based stock compensation was $33,132, $26,177 and $15,998 during 2000, 1999 and 1998, respectively.

The following table reflects pro forma net income and earnings per share had the Corporation elected to adopt the fair value approach of FASB 123.


                              2000   1999     1998
                          -------- -------- --------
Income from continuing
 operations:
  As reported............ $663,023 $806,244 $734,113
  Pro forma..............  641,248  791,117  727,138
Basic earnings per share:
  As reported............ $   3.27 $   3.98 $   3.58
  Pro forma..............     3.16     3.90     3.55

The weighted average fair values of options at their grant date during 2000, 1999 and 1998 were $17.17, $18.18 and $16.46, respectively. The estimated fair value of each option granted is calculated using the Black-Scholes option-pricing model. The following summarizes the weighted-average of the assumptions used in the model.


                              2000  1999  1998
                              ----  ----  ----
Risk-free interest rate...... 6.68% 4.87% 5.73%
Expected years until exercise 7.50  6.50  6.50
Expected stock volatility....   22%   21%   19%
Dividend yield............... 3.01% 3.04% 3.20%

Activity in the option and award plans during 2000, 1999 and 1998 is summarized as follows:

                        OPTIONS AND AWARDS
                                     OUTSTANDING
                     AVAILABLE  ---------------------  OPTION PRICE
                     FOR GRANT     AWARDS     OPTIONS     PER SHARE
                    ----------  ---------  ----------  ------------
Total December 31,
 1997..............  5,148,165    659,974   8,295,661  $11.10-76.69
  Granted.......... (3,209,626)   364,426   2,845,200   75.00-87.38
  Exercised........         --    (69,150) (2,159,068)  15.73-75.00
  Authorized.......  3,064,084         --          --            --
  Forfeited........     72,030     (1,000)   (115,150)  33.88-86.50
                    ----------  ---------  ----------
Total December 31,
 1998..............  5,074,653    954,250   8,866,643   11.10-87.38
  Granted.......... (4,243,285)   769,456   3,473,829   79.44-89.19
  Assumed (IJL and
   OFFITBANK)......               352,646     200,662   24.35-65.29
  Exercised........         --    (80,676) (1,151,761)  11.12-85.88
  Authorized.......  3,984,924         --          --            --
  Forfeited........    229,015    (18,699)   (226,121)  19.75-86.50
                    ----------  ---------  ----------
Total December 31,
 1999..............  5,045,307  1,976,977  11,163,252   11.10-89.19
  Granted.......... (5,204,049)   712,049   4,492,000   48.69-69.13
  Exercised........         --   (292,974)   (793,963)  11.12-60.63
  Authorized.......  4,735,350         --          --            --
  Forfeited........    508,982    (36,546)   (514,198)  33.88-89.19
                    ----------  ---------  ----------
Total December 31,
 2000..............  5,085,590  2,359,506  14,347,091   11.10-89.19
                    ==========  =========  ==========

The following table summarizes information concerning currently outstanding and exercisable options.

              OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
------------------------------------------------ --------------------
                               WEIGHTED
                                AVERAGE WEIGHTED             WEIGHTED
                              REMAINING  AVERAGE              AVERAGE
       RANGE OF      NUMBER CONTRACTUAL EXERCISE      NUMBER EXERCISE
EXERCISE PRICES OUTSTANDING        LIFE    PRICE EXERCISABLE    PRICE
--------------- ----------- ----------- -------- ----------- --------
 $11.10-30.00..    432,898     1.50      $26.71     432,898   $26.71
  30.01-50.00..  2,456,155     4.40       38.24   2,199,709    37.51
  50.01-70.00..  5,749,156     8.40       61.16   1,133,046    58.84
  70.01-89.19..  5,708,882     7.68       81.67   2,103,782    80.78
                ----------                        ---------
                14,347,091                        5,869,435
                ==========                        =========


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
$ in thousands
                                           WACHOVIA CORPORATION AND SUBSIDIARIES


NOTE M -- OFF-BALANCE SHEET TRADING AND LENDING ACTIVITIES

The Corporation maintains positions in a variety of financial instruments with off-balance sheet risk to accommodate customers' financing objectives and management of interest rate and foreign currency risk. The Corporation maintains active trading positions in foreign exchange forward contracts and manages credit risk through the establishment of offsetting sell positions, as well as standard limit and monitoring procedures. The Corporation maintains a trading portfolio of interest rate swap and option (caps and floors) contracts and foreign exchange options consisting of generally matched, offsetting contracts with customer and market counterparties.

Off-balance sheet financial instruments involve, in varying degrees, exposure to credit and interest rate risk in excess of the amount recognized in the statements of financial condition. The Corporation follows the same credit policies and careful underwriting practices in making commitments and conditional obligations as it does for on-balance sheet instruments. In those instances where collateral is necessary to support financial instrument credit risk, the Corporation assures its ability to access borrower's collateral, in the event of default, through strict adherence to corporate lending policy and applicable state lending laws.

Derivative Financial Instruments Held or Issued for Trading Purposes -- The amounts disclosed below represent the year-end notional and fair value of derivative financial instruments held or issued for trading purposes and the average fair value during the year. Notional principal amounts are often used to express the volume of these transactions but do not represent the much smaller amounts potentially subject to credit risk. The Corporation's credit exposure to off-balance sheet derivative financial instruments is represented by the fair value gain of the instrument if a counterparty fails to perform. Options written do not expose the Corporation to credit risk, except to the extent of the underlying risk in the debt instrument that the Corporation may be obligated to acquire under certain written put options. The present value of purchased caps and floors in a gain position represents the Corporation's potential credit exposure.

                                                  2000                                        1999
                               ------------------------------------------  ------------------------------------------
                                 NOTIONAL FAIR VALUE FAIR VALUE    AVERAGE   NOTIONAL FAIR VALUE FAIR VALUE    AVERAGE
                                    VALUE      GAINS   (LOSSES) FAIR VALUE      VALUE      GAINS   (LOSSES) FAIR VALUE
                               ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
U.S. dollar interest rate
 contracts as intermediary:
  Interest rate swaps-pay
   fixed...................... $7,257,120  $33,148    $(62,100)  $    226  $8,240,207  $204,572  $ (16,759)  $   172
  Interest rate swaps-pay
   floating...................  7,363,943   85,806     (16,833)      (113)  8,038,233    11,850   (136,278)      (64)
  Interest rate caps and
   floors written.............  2,029,128    2,194     (46,658)      (265)  2,009,209     6,138    (33,566)     (523)
  Interest rate caps and
   floors purchased...........  1,265,882   47,724      (2,491)       158   1,698,451    10,089    (11,927)      319
Securities trading activities:
  Commitments to purchase
   securities, futures and
   forward contracts..........      3,200       --          --         (9)     38,850         2        (24)       24
  Commitments to sell
   securities, futures and
   forward contracts..........     86,880       --          --         (3)     74,141       654         --       160
Foreign exchange trading
 activities:
  Commitments to purchase
   foreign exchange...........  3,882,168   81,840     (31,114)   (36,865)  2,888,413    13,708    (32,731)   (5,683)
  Commitments to sell
   foreign exchange...........  2,477,118   34,191     (81,396)   219,137   1,571,906    37,119    (10,482)   10,940
  Foreign exchange options
   written....................     33,803      388        (242)        94      34,960       416       (365)       24
  Foreign exchange options
   purchased..................     25,500      299        (131)       169      35,023       576       (551)        9


The Corporation controls the credit risk of these instruments through adherence to credit approval policies, monetary limits and monitoring procedures. Entering into interest rate swap agreements involves not only credit risk but also interest rate and foreign currency risk associated with unmatched positions. The Corporation controls the interest rate and foreign currency risk inherent in the derivative trading portfolio by entering into offsetting positions or by using other hedging techniques. Risks are further mitigated for those instruments that trade on organized exchanges, as the exchanges provide oversight and determine who may buy and sell such instruments.

Interest Rate Swaps -- These transactions generally involve the exchange of fixed- and floating-rate payments without the exchange of the underlying principal amounts. Payments made or received under swap contracts are accrued based on contractual terms and are reported as other operating income. The related accrued amounts receivable or payable to customers or counterparties are included in other assets or liabilities. Revenues from the customer portfolio represent a small profit margin on intermediated transactions. The difference in the fair value of the offsetting contracts is not material.

--------------------------------------------------------------------------------
$ in thousands
                                           WACHOVIA CORPORATION AND SUBSIDIARIES


NOTE M -- OFF-BALANCE SHEET TRADING AND LENDING ACTIVITIES -- CONCLUDED
At December 31, 2000, the weighted average maturity of pay-fixed swaps and receive-fixed swaps held in the customer portfolio was 3.58 years. Under pay-fixed swap agreements, the Corporation paid interest at a weighted average fixed rate of 5.96% and received interest at a weighted average floating rate of 6.58% (based on year-end rates). Under receive-fixed swap agreements, the Corporation received interest at a weighted average fixed rate of 6.13% and paid interest at a weighted average floating rate of 6.58% (based on year-end rates).

Interest Rate Caps and Floors -- These instruments are written by the Corporation to enable its customers to transfer, modify, or reduce their interest rate risk exposure. In a cap or floor contract, the purchaser pays a premium at the initiation of the contract for the right to receive payments if market interest rates are greater than the strike price of a cap or less than the strike price of a floor. Payments made or received under cap or floor contracts are accrued based on contractual terms and are reported as other operating income.

Commitments to Purchase and Sell Securities, Futures and Forward Contracts -- These instruments are contracts for delayed delivery of securities or money market instruments in which the seller agrees to deliver a specified instrument at a specified price or yield at a specified date. Commitments to purchase and sell securities, futures and forward contracts used in securities trading operations are recognized currently at market value and are reported in capital markets income.

Net Options Written to Purchase and Sell Foreign Exchange -- Forward commitments involve the purchase or sale of foreign currency amounts for delivery at a specified future date. Payments on forward commitments are exchanged on the delivery date based on the exchange rate in the contract. Forward commitments to purchase and sell foreign exchange are recognized at market value and are reported as other operating income.

Foreign Exchange Options -- These agreements represent rights to purchase or sell foreign currency at a predetermined price at a future date. The purchaser pays a premium at the initiation of the contract for the right to exchange a specified amount at the contract's exchange rate at the maturity of the option.

Revenues from the derivative trading portfolio are shown below.


                                          2000   1999    1998
               -                       -------  ------- -------
               Interest rate contracts $16,533  $19,004 $19,406
               Securities activities..  (1,714)   2,261  (2,304)
               Foreign exchange
                activities............  22,899   19,694  20,054
                                       -------  ------- -------
                    Total............. $37,718  $40,959 $37,156
                                       =======  ======= =======

Off-Balance Sheet Financial Instruments Issued for Lending Activities -- The Corporation issues off-balance sheet financial instruments as part of its commercial and consumer lending activities. The contract amounts of these instruments represent potential credit risk at December 31 as shown below:


                                                  2000    1999
             -                             ----------- -----------
             Commercial and consumer
              lending activities:
               Unfunded commitments to
                extend credit............. $46,507,267 $43,172,576
               Standby letters of credit..   9,444,534   9,564,012
               Commercial and similar
                letters of credit.........     177,897     146,523
               Participations in bankers'
                acceptances...............       5,850       4,950

Commitments to Extend Credit -- These are legally binding contracts to lend to a customer, provided there is no contract violation. These commitments have fixed termination dates and generally require payment of a fee. As most commitments expire prior to being drawn, the amounts shown do not necessarily represent the future cash requirements of the contracts. Credit worthiness is evaluated and in some instances collateral is obtained to support the borrowing. Approximately 25% at December 31, 2000 and approximately 23% at December 31, 1999 of unfunded commitments to extend credit were supported by collateral. Of the total unfunded commitment amounts presented, approximately 16% in 2000 and 15% in 1999 were represented by real estate commitments.

Standby, Commercial and Similar Letters of Credit -- These instruments are conditional commitments issued by the Corporation guaranteeing the performance of a customer to a third party. These guarantees are issued primarily to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending credit to customers and is subject to the Corporation's underwriting process. At December 31, 2000 and 1999, approximately 5% of these instruments were supported by collateral. There were no significant concentrations of letters of credit to any one group of borrowers at either year-end.

Participation in Bankers' Acceptances -- These instruments represent risk participation in time drafts drawn by customers under a committed multibank credit facility. These drafts have been accepted and remarketed by other financial institutions. Under the terms of these arrangements, the Corporation may be required to reimburse the accepting financial institution for the Corporation's pro rata share of any payment default by the customer.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
$ in thousands
                                           WACHOVIA CORPORATION AND SUBSIDIARIES

NOTE N -- OFF-BALANCE SHEET RISK MANAGEMENT ACTIVITIES
The Corporation uses a variety of off-balance sheet financial instruments as part of its overall interest rate risk management process. The Corporation's principal objective of asset/liability management activities is to provide maximum levels of net interest income while maintaining acceptable levels of interest rate and liquidity risk and facilitating the Corporation's funding needs. Accordingly, the Corporation uses a combination of derivative financial instruments, including interest rate swaps, futures and options with indices that correlate to on-balance sheet instruments to modify the repricing characteristics of interest-earning assets and interest-bearing liabilities.

The amounts disclosed in the following table represent the year-end notional and fair value of derivative financial instruments held for risk management purposes. The Corporation's credit exposure to off-balance sheet derivative financial instruments is represented by the fair value gain of the instrument if a counterparty fails to perform.

                                                          2000                             1999
                                            -------------------------------  -------------------------------
                                              NOTIONAL FAIR VALUE FAIR VALUE  NOTIONAL  FAIR VALUE FAIR VALUE
                                                 VALUE      GAINS   (LOSSES)   VALUE      GAINS     (LOSSES)
                                            ---------- ---------- ---------- ---------- ---------- ----------
Convert floating rate liabilities to fixed:
  Swaps-pay fixed/receive floating......... $  300,000  $    892   $   (467) $  300,000  $ 4,997   $      --
Convert fixed rate assets to floating:
  Swaps-pay fixed/receive floating.........    134,611       548       (588)    538,427   13,564      (4,515)
Convert fixed rate liabilities to floating:
  Swaps-receive fixed/pay floating.........  5,396,000   141,681    (21,991)  3,100,000      842    (144,128)
  Forward starting swaps-pay floating/
   receive fixed...........................     72,468        --       (439)     72,468       --      (7,633)
Convert liabilities with quarterly rate
 resets to monthly:
  Swaps-receive floating/pay floating......    300,000        65         --     300,000       28          --
Convert floating rate assets to fixed:
  Swaps-receive fixed/pay floating.........    202,850     1,993         --     256,383      779      (2,641)
                                            ----------  --------   --------  ----------  -------   ---------
     Total derivatives..................... $6,405,929  $145,179   $(23,485) $4,567,278  $20,210   $(158,917)
                                            ==========  ========   ========  ==========  =======   =========


NOTE O -- INCOME TAXES
The provision for income taxes is summarized below.


                                            2000   1999     1998
                                        -------- -------- --------
              Current:
                Federal................ $ 72,099 $ 20,220 $ 73,731
                Foreign................    2,468    1,276      686
                State and local........   27,487   20,454    9,266
                                        -------- -------- --------
                   Total current.......  102,054   41,950   83,683
              Deferred:
                Federal................  236,754  349,063  247,711
                State..................    3,193   17,451   14,070
                                        -------- -------- --------
                   Total deferred......  239,947  366,514  261,781
                                        -------- -------- --------
                   Total income tax
                    expense
                    attributable to
                    continuing
                    operations......... $342,001 $408,464 $345,464
                                        ======== ======== ========

The reasons for the difference between consolidated income tax expense and the amount computed by applying the statutory federal income tax rate of 35% to income before taxes were as follows:


                                        2000     1999        1998
                                  ----------  ----------  ----------
          Income from
           continuing
           operations before
           income taxes.......... $1,005,024  $1,214,708  $1,079,577
                                  ==========  ==========  ==========
          Federal income taxes
           at statutory rate..... $  351,758  $  425,148  $  377,852
          State and local income
           taxes, net of federal
           benefit...............     19,941      24,638      15,169
          Effect of tax-exempt
           securities interest
           and other income......    (46,658)    (47,116)    (51,499)
          Other items............     16,960       5,794       3,942
                                  ----------  ----------  ----------
              Total income tax
               expense
               attributable
               to continuing
               operations........ $  342,001  $  408,464  $  345,464
                                  ==========  ==========  ==========

--------------------------------------------------------------------------------
$ in thousands
                                           WACHOVIA CORPORATION AND SUBSIDIARIES

NOTE O -- INCOME TAXES -- CONCLUDED
Significant components of the Corporation's deferred tax assets and liabilities, which are included in other liabilities, at December 31 are as follows:

                                                 DEFERRED TAX ASSETS
                                                 -------------------
                                                      2000      1999
                                                 --------  --------
            Allowance for loan losses........... $256,305  $167,131
            Employee compensation and retirement
             benefits...........................  125,647   103,317
            Unrealized losses on securities
             available-for-sale.................       --    45,450
            Other...............................   18,264    22,582
                                                 --------  --------
                 Gross deferred tax assets...... $400,216  $338,480
                                                 ========  ========

                                              DEFERRED TAX LIABILITIES
                                              ------------------------
                                                       2000    1999
                                               ----------    --------
         Unrealized gains on securities
          available-for-sale................. $   19,048    $     --
         Depreciation........................     47,793      40,209
         Lease financing.....................  1,133,044     798,191
         Accretion of discounts on securities     16,497      16,519
         Identifiable intangibles............     22,914      12,855
         Other...............................     23,536      32,830
                                               ----------    --------
              Gross deferred tax
               liabilities................... $1,262,832    $900,604
                                               ==========    ========
              Net deferred tax liability..... $  862,616    $562,124
                                               ==========    ========

--------------------------------------------------------------------------------
NOTE P -- CASH, DIVIDEND, LOAN RESTRICTIONS, CAPITAL RATIOS AND CONTINGENT LIABILITIES
In the normal course of business, the Corporation and its subsidiaries enter into agreements, or are subject to regulatory requirements, that result in cash, debt and dividend restrictions. A summary of the most restrictive items follows.

The Corporation's banking subsidiaries are required to maintain average reserve balances with the Federal Reserve Bank. The average amount of those reserve balances for the year ended December 31, 2000 was approximately $244,614.

Under current Federal Reserve regulations, the banking subsidiaries also are limited in the amount they may loan to their affiliates, including the Corporation. Loans to a single affiliate may not exceed 10% and loans to all affiliates may not exceed 20% of the bank's capital, surplus and undivided profits plus the allowance for loan losses. Based on these limitations, approximately $901,172 was available for loans to the Corporation at December 31, 2000.

The approval of the Comptroller of the Currency is required if the total of all dividends declared by a national bank in any calendar year exceeds the bank's net profits, as defined, for that year combined with its retained net profits for the preceding two calendar years. Under this formula, the banking subsidiaries cannot distribute as dividends to the Corporation in 2001, without the approval of the Comptroller of the Currency, more than $652,064 plus an additional amount equal to the banks' retained net profits for 2001 up to the date of any dividend declaration.

As a result of the above dividend and loan restrictions, approximately $5,081,969 of consolidated net assets of the Corporation's banking subsidiaries at December 31, 2000 was restricted from transfer to the Corporation in the form of cash dividends, loans or advances.

The Corporation and its banking subsidiaries are subject to various regulatory capital requirements administered by the federal banking agencies. Under the capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and its banking subsidiaries must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Failure to meet minimum capital requirements can initiate certain mandatory, and possible discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Corporation's financial statements.

The Corporation and its banking subsidiaries are required to maintain minimum Tier I capital, total risk-based capital and Tier I leverage ratios of 4%, 8% and 3%, respectively. The Corporation and its banking subsidiaries meet all capital adequacy requirements to which they are subject.

At December 31, 2000, the most recent notification from the Comptroller of the Currency categorized the Corporation's banking subsidiaries as well capitalized under the regulatory framework for prompt corrective action. To be well capitalized, the banking subsidiaries must maintain minimum Tier I capital, total risk-based capital, and Tier I leverage ratios of 6%, 10% and 5%, respectively. There are no conditions or events since that notification that management believes have changed the banking subsidiaries' well capitalized status.

The actual capital amounts and ratios for the Corporation at December 31, 2000 are presented in the following table:

                                       2000              1999
            -                    ----------------  ----------------
                                     AMOUNT RATIO      AMOUNT RATIO
            -                    ---------- -----  ---------- -----
            Wachovia Corporation
              Tier I capital.... $6,179,667  7.55% $5,795,946  7.52%
              Total risk-based
               capital..........  9,465,258 11.56   8,458,090 10.98
              Tier I leverage...  6,179,667  8.73   5,795,946  8.77
            Wachovia Bank, N.A.
              Tier I capital....  5,769,926  7.39   5,458,716  7.33
              Total risk-based
               capital..........  9,124,248 11.69   8,191,453 11.00
              Tier I leverage...  5,769,926  8.64   5,458,716  8.69


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
$ in thousands
                                           WACHOVIA CORPORATION AND SUBSIDIARIES

NOTE P -- CASH, DIVIDEND, LOAN RESTRICTIONS, CAPITAL RATIOS AND CONTINGENT LIABILITIES -- CONCLUDED
The Corporation, in the normal course of business, is subject to various pending or threatened lawsuits in which claims for monetary damages are asserted. Although it is not possible for the Corporation to predict the outcome of these lawsuits or the range of any possible loss, management, after consultation with legal counsel, does not anticipate that the ultimate aggregate liability, if any, arising from these lawsuits will have a material adverse effect on the Corporation's financial position or operating results.

--------------------------------------------------------------------------------

NOTE Q -- PENSION AND OTHER POSTRETIREMENT BENEFITS
The Corporation maintains several defined benefit pension plans, the first of which covers substantially all employees (the Qualified Plan). The Qualified Plan provides pension benefits that are based upon the employee's length of credited service and final average compensation as defined in the plan. The pension expense of the Qualified Plan is determined using the projected unit credit method. The Corporation's policy is to fund amounts allowable for federal income tax purposes. The Corporation also sponsors separate unfunded nonqualified pension plans that provide certain officers with defined pension benefits in excess of limits imposed on qualified plans by federal tax law and for certain compensation not covered in the qualified plans.

The Corporation and its subsidiaries provide certain health care benefits for retired employees. Substantially all of the employees may become eligible for these benefits if they reach normal retirement age while working for the Corporation or its subsidiaries. The benefits are provided through self-insured plans administered by insurance companies whose premiums are based on the claims paid during the year.

The following table sets forth the changes in the projected benefit obligations and the fair value of plan assets for the Corporation's defined benefit pension plans and health care benefits provided for retired employees and the amounts recognized in the Consolidated Statements of Condition at December 31.

                                                        PENSION BENEFITS          OTHER BENEFITS
-                                                    ---------------------  -------------------------
                                                         2000     1999                 2000    1999
-                                                    --------  -----------  ---------------  --------
Change in benefit obligation
  Projected benefit obligation at beginning of year. $828,236  $   858,601  $        70,620  $ 76,059
  Service cost......................................   34,644       37,346            1,943     1,555
  Interest cost.....................................   67,563       61,407            7,648     5,488
  Actuarial loss (gain).............................   66,027      (93,420)          31,568    (6,767)
  Benefits paid.....................................  (38,433)     (38,322)         (14,168)   (8,845)
  Plan participants' contributions..................       --           --            3,206     3,130
  Plan amendments...................................    9,968           --            5,233        --
  Special termination benefits......................    3,894           --            4,355        --
  Acquisitions......................................    3,655        2,624              796        --
                                                     --------  -----------  ---------------  --------
  Projected benefit obligation at end of year....... $975,554  $   828,236  $       111,201  $ 70,620
                                                     ========  ===========  ===============  ========
Change in plan assets
  Fair value of plan assets at beginning of year.... $910,841  $   827,310  $        14,947  $ 13,530
  Actual return on plan assets......................   (3,282)     117,556              467     1,417
  Employer contributions............................    4,581        4,297           10,962     5,715
  Plan participants' contributions..................       --           --            3,206     3,130
  Benefits paid.....................................  (38,433)     (38,322)         (14,168)   (8,845)
  Acquisitions......................................    2,940           --               --        --
                                                     --------  -----------  ---------------  --------
  Fair value of plan assets at end of year.......... $876,647  $   910,841  $        15,414  $ 14,947
                                                     ========  ===========  ===============  ========
Accrued benefit cost
  Funded status..................................... $(98,907) $    82,605  $       (95,787) $(55,673)
  Unrecognized transition (asset) liability.........  (11,176)     (16,747)          39,078    51,736
  Unrecognized prior service cost...................   25,379       16,479            4,591    (6,103)
  Unrecognized net loss (gains).....................   24,924     (125,889)          12,250   (19,893)
                                                     --------  -----------  ---------------  --------
  Accrued benefit cost.............................. $(59,780) $   (43,552) $       (39,868) $(29,933)
                                                     ========  ===========  ===============  ========
Weighted-average assumptions as of December 31:
  Discount rate.....................................     7.75%        8.00%            7.75%     8.00%
  Expected return on plan assets....................     9.00%        9.00%            7.00%     7.00%
  Rate of compensation increase.....................     5.31%  6% through             5.31%     6.00%
                                                                  2005, 5%
                                                                thereafter
  Assumed rate of increase in health care costs:
    Retirees under age 65...........................       --           --     12% in 2000;      8.00%
                                                                                8% in 2001;
                                                                                 grading to
                                                                                 6% in 2005
    Retirees over age 65............................       --           --   Same as Pre-65      6.00%

--------------------------------------------------------------------------------
$ in thousands
                                           WACHOVIA CORPORATION AND SUBSIDIARIES

NOTE Q -- PENSION AND OTHER POSTRETIREMENT BENEFITS -- CONCLUDED
The rate of increase in health care costs is assumed to remain constant for each category of retirees. Included in plan assets at December 31, 2000 were 130,626 shares of Wachovia Corporation common stock with a market value of $7,593.

                                               PENSION BENEFITS             OTHER BENEFITS
-                                        ----------------------------  -----------------------
                                             2000    1999      1998       2000   1999    1998
-                                        --------  --------  --------  -------  ------  ------
Components of net periodic benefit cost:
  Service cost.......................... $ 34,644  $ 37,346  $ 31,933  $ 1,943  $1,555  $1,396
  Interest cost.........................   67,563    61,407    54,963    7,648   5,488   5,573
  Expected return on plan assets........  (81,090)  (73,438)  (63,050)  (1,042)   (947)   (852)
Amortization of unrecognized amounts:
  Transition obligation.................   (5,587)   (5,585)   (5,585)   3,265   3,980   3,980
  Prior service cost....................      564       536       537      284    (509)   (509)
  Net actuarial (gain) loss.............     (414)    3,235     2,132       --     (36)   (262)
Acquisitions............................      715        --        --      796      --      --
Special termination benefits............    4,414        --        --    8,003      --      --
                                         --------  --------  --------  -------  ------  ------
Benefit cost............................ $ 20,809  $ 23,501  $ 20,930  $20,897  $9,531  $9,326
                                         ========  ========  ========  =======  ======  ======

The assumed health care cost trend rate has a significant effect on the amounts reported. A one-percentage-point change in the assumed health care cost trend rate would have the following effects:

                                         1-Percentage-  1-Percentage-
                                        Point Increase Point Decrease
                                        -------------- --------------
Effect on total of service and interest
 cost components in 2001...............     $  221         $  195
Effect on postretirement benefit
 obligation as of December 31,
 2000..................................     $2,992         $2,644

The Corporation also provides supplemental benefits to substantially all employees through defined contribution plans designed to encourage participants to save on a regular basis and to provide such participants with deferred compensation and additional performance incentive. Total expense relating to these plans, which represented the Corporation's matching and discretionary contributions, was $34,130 in 2000, $30,865 in 1999, and $23,137 in 1998. Employee
participants may elect to contribute from 1% to 15% of base salary. The Corporation matches 100% of each participant's contribution up to the first 3% of base salary and 50% of each participant's remaining contribution up to 6% of base salary with a maximum employer contribution of 4.5% of base salary. The plans provide for additional contributions of up to 1.5% of salary in accordance with a pre-established formula based on certain earnings performance criteria and also for special discretionary employer contributions of up to 4% of each eligible employee's base salary as approved annually by the Board of Directors.

--------------------------------------------------------------------------------
NOTE R -- SELECTED INCOME STATEMENT INFORMATION
The components of other operating income and expense for the three years ended December 31 were as follows:

                                                         2000      1999      1998
                                                     --------  --------  --------
Other operating income:
  Bankers' acceptance and letter of credit fees..... $ 55,318  $ 46,037  $ 39,025
  Other service charges and fees....................   83,030    67,497    54,695
  Other income......................................  161,365   100,289   107,892
                                                     --------  --------  --------
     Total other operating income................... $299,713  $213,823  $201,612
                                                     ========  ========  ========
Other operating expense:
  Postage and delivery.............................. $ 44,520  $ 45,458  $ 43,100
  Outside data processing, programming and software.  102,363    95,702    58,318
  Stationery and supplies...........................   35,901    33,634    32,527
  Advertising and sales promotion...................   37,240    31,196    34,413
  Professional services.............................   70,809    66,044    50,356
  Travel and business promotion.....................   40,097    33,280    28,176
  Telecommunications................................   55,635    52,611    49,406
  Amortization of intangible assets.................   55,814    44,529    36,682
  Foreclosed property expense.......................   (3,182)     (853)      571
  Other expense.....................................  145,978   132,959   107,532
                                                     --------  --------  --------
     Total other operating expense.................. $585,175  $534,560  $441,081
                                                     ========  ========  ========

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
$ in thousands
                                           WACHOVIA CORPORATION AND SUBSIDIARIES



NOTE S -- EARNINGS PER SHARE

                                                          YEAR ENDED DECEMBER 31
                                                       ----------------------------
                                                           2000    1999      1998
                                                       -------- ---------- --------
Basic (thousands, except per share)
Average common shares outstanding.....................  202,989    202,795  205,058
                                                       ======== ========== ========
Income from continuing operations..................... $663,023 $  806,244 $734,113
Income from discontinued operations...................  169,285    204,977  140,057
                                                       -------- ---------- --------
  Net income.......................................... $832,308 $1,011,221 $874,170
                                                       ======== ========== ========
Per share amount
  Continuing operations............................... $   3.27 $     3.98 $   3.58
  Discontinued operations.............................      .83       1.01      .68
                                                       -------- ---------- --------
    Net Income........................................ $   4.10 $     4.99 $   4.26
                                                       ======== ========== ========
Diluted (thousands, except per share)
Average common shares outstanding.....................  202,989    202,795  205,058
Dilutive common stock options at average market price.    1,311      2,976    3,778
Dilutive common stock awards at average market price..      127        397      300
Convertible long-term debt assumed converted..........       23         24       17
                                                       -------- ---------- --------
  Average diluted shares outstanding..................  204,450    206,192  209,153
                                                       ======== ========== ========
Income from continuing operations..................... $663,023 $  806,244 $734,113
Add interest on convertible long-term debt, net of tax       62         71       48
                                                       -------- ---------- --------
  Adjusted income from continuing operations..........  663,085    806,315  734,161
Income from discontinued operations...................  169,285    204,977  140,057
                                                       -------- ---------- --------
  Adjusted net income................................. $832,370 $1,011,292 $874,218
                                                       ======== ========== ========
Per share amount
  Continuing operations............................... $   3.24 $     3.91 $   3.51
  Discontinued operations.............................      .83        .99      .67
                                                       -------- ---------- --------
    Net Income........................................ $   4.07 $     4.90 $   4.18
                                                       ======== ========== ========

--------------------------------------------------------------------------------

NOTE T -- FAIR VALUE OF FINANCIAL INSTRUMENTS
The following methods and assumptions were used by the Corporation in estimating its fair value disclosures for financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rates and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Also, the fair value estimates presented are based on pertinent information available to management as of December 31, 2000 and 1999. Such amounts have not been comprehensively revalued for purposes of these financial statements since those dates and therefore, current estimates of fair value may differ significantly from the amounts presented.

Trading Account Assets -- Fair values are based on quoted market prices as recognized in the statements of condition.

Securities -- Fair values are based on quoted market prices. If a quoted market price is not available, fair value is estimated using market prices for similar securities.

Loans -- For equity lines and other loans with short-term or variable rate characteristics, the carrying value reduced by an estimate of credit losses inherent in the portfolio is a reasonable estimate of fair value. The fair value of all other loans is estimated by discounting their future cash flows using interest rates currently being offered for loans with similar terms, reduced by an estimate of credit losses inherent in the portfolio. The discount rates used are commensurate with the interest rate and prepayment risks involved for the various types of loans.

Deposits -- The fair values disclosed for demand deposits (e.g., interest- and noninterest-bearing demand, savings and money market savings) are equal to the amounts payable on demand at the reporting date (i.e., their carrying amounts). Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated monthly maturities.

Long-Term Debt -- Fair values are estimated using discounted cash flow analyses, based on the Corporation's current incremental borrowing rates for similar types of borrowing arrangements.

Many of the Corporation's assets and liabilities are short-term financial instruments whose carrying amounts reported in the statements of condition approximate fair value. These

--------------------------------------------------------------------------------
$ in thousands
                                           WACHOVIA CORPORATION AND SUBSIDIARIES


NOTE T -- FAIR VALUE OF FINANCIAL INSTRUMENTS -- CONCLUDED items include cash and due from banks, interest-bearing bank balances, federal funds sold and securities purchased under resale agreements, due from customers on acceptances, short-term borrowed funds, acceptances outstanding, and the financial instruments included in other assets and liabilities. The following summarizes estimated fair values of the Corporation's remaining on-balance sheet financial instruments as of December 31.

                                                   2000
                                          -----------------------
                                                        ESTIMATED
                                             CARRYING        FAIR
                                                VALUE       VALUE
                                          ----------- -----------
               Financial assets:
                 Trading account assets.. $   960,838 $   960,838
                 Securities..............   8,511,446   8,540,231
                 Loans, net of allowance
                  for loan losses........  49,899,848  50,051,356
               Financial liabilities:
                 Deposits................  44,412,182  44,466,325
                 Long-term debt..........  10,808,218  10,403,092

                                                   1999
               -                          -----------------------
                                                       ESTIMATED
                                             CARRYING    FAIR
                                                VALUE    VALUE
               -                          ----------- -----------
               Financial assets:
                 Trading account assets.. $   870,304 $   870,304
                 Securities..............   8,144,514   8,156,940
                 Loans, net of allowance
                  for loan losses........  44,497,310  44,490,893
               Financial liabilities:
                 Deposits................  41,786,418  41,846,589
                 Long-term debt..........   7,814,263   7,819,811

Off-Balance Sheet Instruments -- Fair values are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing for loan commitments and letters of credit, and the estimated amount the Corporation would receive or pay to terminate or replace the contract at current market rates for the remainder of the off-balance sheet instruments. See Notes M and N for additional information about off-balance sheet financial instruments.

The estimated fair values of the Corporation's off-balance sheet financial instruments as of December 31 are summarized below.

The amounts for commitments and letters of credit are presented as negative in order to represent the approximate cost the Corporation would incur to pay third parties to assume these commitments. Interest rate contracts and other off-balance sheet financial instruments represent the net fair value gain or loss of the contracts.


                                     2000    1999
                                ESTIMATED ESTIMATED
                               FAIR VALUE FAIR VALUE
-                              ---------- ----------
Unfunded commitments to
 extend credit................  $(73,396) $ (76,770)
Letters of credit.............   (68,865)   (69,921)
Interest rate contracts issued
 for trading purposes.........    40,790     34,119
Interest rate contracts held
 for purposes other than
 trading......................   121,694   (138,707)
Other off-balance sheet
 financial instruments
 issued or held for trading
 or lending purposes..........     3,835      8,322

This presentation excludes certain financial instruments and all nonfinancial instruments. The disclosures excludes customer relationships, deposit base intangibles and goodwill. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Corporation.

--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONCLUDED

--------------------------------------------------------------------------------
$ in thousands
                                           WACHOVIA CORPORATION AND SUBSIDIARIES


NOTE U -- WACHOVIA CORPORATION (PARENT COMPANY ONLY) INFORMATION
The following is a condensed statement of financial condition of the parent company at December 31.


                                                  2000        1999
                                           ----------- -----------
Assets
------
Cash on demand deposit with bank
 subsidiary............................... $        -- $       669
Interest-bearing bank balances with bank
 subsidiaries.............................   2,017,855   1,269,354
Securities................................     174,102     170,856
Demand loans to nonbank subsidiaries......   1,244,092   1,243,252
Notes receivable from subsidiaries........   2,766,714   2,456,455
Investments in:
  Bank subsidiaries.......................   6,635,207   6,023,150
  Nonbank subsidiaries....................     821,257     731,090
Other assets..............................     202,419     211,670
                                           ----------- -----------
    Total assets.......................... $13,861,646 $12,106,496
                                           =========== ===========
Liabilities and Shareholders' Equity
------------------------------------
Parent company commercial paper........... $ 1,855,923 $ 1,658,988
Subordinated notes payable to nonbank
 subsidiaries.............................   1,027,987   1,027,600
Long-term debt............................   4,566,785   3,666,018
Demand loans from bank subsidiary.........      18,015      18,015
Other liabilities.........................     108,397      77,418
Shareholders' equity......................   6,284,539   5,658,457
                                           ----------- -----------
    Total liabilities and shareholders'
     equity............................... $13,861,646 $12,106,496
                                           =========== ===========

The operating results of the parent company for the three years ended December 31 are shown below.


                                    2000       1999     1998
                                -------- ---------- --------
Income
------
Dividends from:
  Bank subsidiaries............ $462,600 $  617,800 $562,000
  Nonbank subsidiaries.........   27,393     77,000       --
Interest from subsidiaries.....  366,907    301,576  222,956
Other interest income..........   12,391     12,840    7,997
Other income...................    9,060     33,317   57,387
                                -------- ---------- --------
    Total income...............  878,351  1,042,533  850,340
Expense
-------
Interest on short-term borrowed
 funds.........................  103,256     69,619   64,086
Interest on long-term debt.....  352,458    297,646  197,944
Interest paid to subsidiaries..    1,239      1,354    1,746
Other expense..................    8,838     33,714   47,858
                                -------- ---------- --------
    Total expense..............  465,791    402,333  311,634
Income before income tax
 benefit and equity in
 undistributed net income of
 subsidiaries..................  412,560    640,200  538,706
Income tax benefit.............   28,910     19,801   14,259
                                -------- ---------- --------
Income before equity in
 undistributed net income of
 subsidiaries..................  441,470    660,001  552,965
Equity in undistributed net
 income of subsidiaries........  390,838    351,220  321,205
                                -------- ---------- --------
    Net income................. $832,308 $1,011,221 $874,170
                                ======== ========== ========

The cash flows for the parent company for the three years ended December 31, were as follows:



                                    2000        1999         1998
                             -----------  ----------  -----------
Operating Activities
--------------------
Net Income.................. $   832,308  $1,011,221  $   874,170
Other, net..................      51,200      21,648       52,802
Equity in undistributed net
 income of subsidiaries.....    (390,838)   (351,220)    (321,205)
                             -----------  ----------  -----------
   Net cash provided by
    operations..............     492,670     681,649      605,767
Investing Activities
--------------------
Net increase in interest-
 bearing bank balances......    (748,501)   (227,883)    (184,968)
Purchases of securities.....     (31,198)    (76,433)    (105,763)
Sales, calls, prepayments
 and maturities of
 securities.................      27,427      38,371       38,257
Net (increase) decrease in
 demand loans to nonbank
 subsidiaries...............        (840)   (464,217)     214,038
Notes issued to subsidiaries    (312,764)   (213,733)  (1,015,908)
Notes repaid by subsidiaries       2,536     300,103          908
Net decrease (increase) in
 other assets...............      12,278     (18,810)     (22,318)
Equity investment in
 subsidiaries...............     (25,339)     (3,780)    (249,001)
                             -----------  ----------  -----------
  Net cash used by
   investing activities.....  (1,076,401)   (666,382)  (1,324,755)
Financing Activities
--------------------
Net decrease in loans and
 notes from subsidiaries....          --      (3,810)     (50,474)
Net increase in commercial
 paper......................     196,935     299,606      325,358
Proceeds from
 long-term debt.............   1,144,966     993,359    1,288,859
Maturities and repayments
 of
 long-term debt.............    (250,000)   (318,115)          --
Issuance of stock...........      40,465      59,478       80,375
Dividend payments...........    (463,018)   (418,447)    (381,798)
Common stock repurchased....    (116,086)   (634,623)    (531,122)
Increase (decrease) in other
 liabilities................      29,800       7,434      (18,658)
                             -----------  ----------  -----------
  Net cash provided (used)
   by financing activities..     583,062     (15,118)     712,540
                             -----------  ----------  -----------
(Decrease) increase
 in cash....................        (669)        149       (6,448)
Cash at beginning of year...         669         520        6,968
                             -----------  ----------  -----------
Cash at end of year......... $        --  $      669  $       520
                             ===========  ==========  ===========
Noncash investing and
 financing activities:
Common stock issued on
 conversion of long term
 debt....................... $        --  $      250  $        --

The principal maturities of the parent company's long-term debt subsequent to December 31, 2000 are $325,483 in 2001, $151,427 in 2002, $549,093 in 2003,
$598,477 in 2004, $1,099,349 in 2005 and $2,870,943 thereafter.

                                      27